--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            R. G. BARRY CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          R. G. Barry Corporation Logo

                            R. G. BARRY CORPORATION
                            13405 YARMOUTH ROAD N.W.
                            PICKERINGTON, OHIO 43147

                                                                  March 29, 1999

Dear Fellow Shareholders:

     You are cordially invited to attend the 1999 Annual Meeting of Shareholders (the "Annual Meeting") of R. G. Barry Corporation (the "Company"), which will be held at 2:30 p.m., local time, on Thursday, May 13, 1999, at the Company's executive offices located at 13405 Yarmouth Road N.W., Pickerington, Ohio 43147.

     The formal Notice of Annual Meeting of Shareholders and Proxy Statement are enclosed. The Board of Directors has nominated three directors, each for a term to expire at the 2002 Annual Meeting. The Board of Directors recommends that you vote FOR the nominees.

     In addition to the election of directors, you are being asked to approve an amendment to the R. G. Barry Corporation 1997 Incentive Stock Plan to increase the number of common shares available thereunder from 450,000 to 900,000. The Board of Directors recommends that you vote FOR this proposal.

     On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting and regardless of the number of common shares of the Company you own, it is important that your common shares be represented and voted at the Annual Meeting. Accordingly, after reading the enclosed Proxy Statement, please complete, sign and date the enclosed proxy card and mail it promptly in the reply envelope provided for your convenience.

     Thank you for your continued support.

                                          Very truly yours,
                                          Gordon Zacks signature
                                          Gordon Zacks,
                                          Chairman of the Board, President
                                            and Chief Executive Officer

                          R. G. Barry Corporation Logo

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            R. G. BARRY CORPORATION
                            13405 YARMOUTH ROAD N.W.
                            PICKERINGTON, OHIO 43147
                                 (614) 864-6400

                                                              Pickerington, Ohio
                                                                  March 29, 1999

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of R. G. Barry Corporation (the "Company") will be held at the executive offices of the Company at 13405 Yarmouth Road N.W., Pickerington, Ohio 43147, on Thursday, May 13, 1999, at 2:30 p.m., local time, for the following purposes:

        1. To elect three directors to serve for terms of three years each.

        2. To approve an amendment to the R. G. Barry Corporation 1997 Incentive Stock Plan to increase the number of common shares available thereunder from 450,000 to 900,000.

        3. To transact such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

     Shareholders of record at the close of business on March 15, 1999, will be entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment(s) thereof.

     You are cordially invited to attend the Annual Meeting. The vote of each shareholder is important, whatever the number of common shares held. Whether or not you plan to attend the Annual Meeting, please sign, date and return your proxy promptly in the enclosed envelope. Should you attend the Annual Meeting, you may revoke your proxy and vote in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

                                          By Order of the Board of Directors,
                                          Gordon Zacks signature
                                          Gordon Zacks,
                                          Chairman of the Board, President
                                            and Chief Executive Officer

                            R. G. BARRY CORPORATION
                            13405 YARMOUTH ROAD N.W.
                            PICKERINGTON, OHIO 43147
                                 (614) 864-6400

                                PROXY STATEMENT

     This Proxy Statement and the accompanying proxy are being mailed to shareholders of R. G. Barry Corporation, an Ohio corporation (the "Company"), on or about March 29, 1999, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") on Thursday, May 13, 1999, or at any adjournment(s) thereof. The Annual Meeting will be held at 2:30 p.m., local time, at the Company's executive offices at 13405 Yarmouth Road N.W., Pickerington, Ohio. The facility is located east of Columbus, Ohio, immediately south of the intersection of Interstate 70 and State Route 256.

     A proxy for use at the Annual Meeting accompanies this Proxy Statement and is solicited by the Board of Directors of the Company. Without affecting any vote previously taken, any shareholder executing a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company, at the address of the Company set forth on the cover page of this Proxy Statement, written notice of such revocation; by executing a later-dated proxy which is received by the Company prior to the Annual Meeting; or by attending the Annual Meeting and giving notice of such revocation in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

     The Company will bear the costs of preparing and mailing this Proxy Statement, the accompanying proxy and any other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Board of Directors. The Company has engaged D. F. King & Co., Inc. to assist in the solicitation of proxies from shareholders at a fee of not more than $4,500 plus reimbursement of reasonable out-of-pocket expenses. In addition, proxies may be solicited, for no additional compensation, by officers, directors or employees of the Company by further mailing, by telephone or by personal contact. The Company will also pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries, who are record holders of common shares of the Company not beneficially owned by them, for forwarding such materials to, and obtaining proxies from, the beneficial owners of such common shares.

     The Annual Report to the Shareholders of the Company for the fiscal year ended January 2, 1999 (the "1998 fiscal year") is enclosed herewith.

                            VOTING AT ANNUAL MEETING

     Only shareholders of the Company of record at the close of business on March 15, 1999, are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment(s) thereof. At the close of business on March 15, 1999, 9,747,100 common shares were outstanding and entitled to vote. Each common share of the Company entitles the holder thereof to one vote on each matter to be submitted to shareholders at the Annual Meeting. A quorum for the Annual Meeting is a majority of the outstanding common shares.

     Common shares represented by signed proxies that are returned to the Company will be counted toward the quorum in all matters even though they are marked as "Abstain", "Against" or "Withhold Authority" on one or more or all matters or they are not marked at all. Broker/dealers who hold their customers' common shares in street name may, under the applicable rules of the exchange and other self-regulatory organizations of which the broker/dealers are members, sign and submit proxies for those common shares and may vote them on routine matters, which, under those rules, typically include the election of directors and the approval of certain compensation plans, but broker/dealers may not vote the common shares on other matters, which typically include amendments to the charter documents of a corporation and the approval of certain compensation plans, without specific instructions from the customer who owns the common shares. Proxies signed and submitted by broker/dealers which have not been voted on certain matters as described in the previous sentence are referred to as broker non-votes. Broker non-votes and abstentions will be counted for quorum purposes.

                                SHARE OWNERSHIP

     The following table sets forth certain information with respect to those persons known to the Company to be the beneficial owners of more than five percent (5%) of the outstanding common shares of the Company as of March 15, 1999 (unless otherwise indicated):

                                            AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                 ---------------------------------------------------------------
                                                                  SOLE        SHARED                 PERCENT
       NAME AND ADDRESS          SOLE VOTING   SHARED VOTING   INVESTMENT   INVESTMENT                  OF
      OF BENEFICIAL OWNER           POWER          POWER         POWER        POWER       TOTAL      CLASS(1)
      -------------------        -----------   -------------   ----------   ----------   -------     --------
Harris Associates L.P.                  --        950,000(2)     50,000(2)   900,000(2)  950,000(2)     9.7%
  Harris Associates Inc.
Two North LaSalle Street
Suite 500
Chicago, IL 60602-3790

Harris Associates Investment            --        900,000(2)         --      900,000(2)  900,000(2)     9.2%
  Trust, series designated
  The Oakmark Small Cap Fund
Two North LaSalle Street
Suite 500
Chicago, IL 60602-3790

Gordon Zacks                       885,137(3)          --       438,011(3)        --     885,137        8.9%
13405 Yarmouth Road N.W
Pickerington, OH 43147

Dimensional Fund Advisors Inc.     519,249(4)          --       519,249(4)        --     519,249(4)     5.3%
1299 Ocean Avenue
11th Floor
Santa Monica, CA 90401

---------------

(1) The percent of class is based upon the sum of 9,747,100 common shares outstanding on March 15, 1999, and the number of common shares, if any, as to which the named person has the right to acquire beneficial ownership upon the exercise of options exercisable within 60 days of March 15, 1999.

(2) Based on information contained in filings with the Securities and Exchange Commission (the "SEC") (the latest of which are dated January 18, 1999), as of December 31, 1998, Harris Associates L.P., a registered investment adviser ("Harris"), and its general partner Harris Associates Inc. ("Harris G/P") may be deemed to beneficially own 950,000 common shares; and Harris Associates Investment Trust ("Harris Trust"), series designated The Oakmark Small Cap Fund beneficially owned 900,000 of such 950,000 common shares. All of the common shares reported by Harris and Harris G/P have been acquired on behalf of advisory clients of Harris. Harris serves as investment adviser to the Harris Trust and various of Harris' officers and directors are also officers and trustees of the Trust. Harris does not consider that the Harris Trust is controlled by such persons. The 900,000 common shares reported as shared voting and investment power by Harris, Harris G/P and Harris Trust were owned by The Oakmark Small Cap Fund, a series of Harris Trust.

(3) Includes 154,770 common shares held of record by Mr. Zacks, and 145,311 common shares as to which Mr. Zacks has the right to acquire beneficial ownership upon the exercise of options exercisable within 60 days of March 15, 1999. Excludes 14,967 common shares held of record and owned beneficially by the spouse of Mr. Zacks as to which Mr. Zacks has no voting or investment power and disclaims beneficial ownership.

    Gordon Zacks is the voting trustee of the Zacks-Streim Voting Trust (the "Voting Trust") and exercises sole voting power as to the 585,056 common shares deposited in the Voting Trust. The beneficial owners of common shares deposited in the Voting Trust retain investment power with respect to such common shares (subject to certain limitations on the right to remove common shares from the Voting Trust). Mr. Zacks is the beneficial owner of 137,930 of the common shares deposited in the Voting Trust. Mr. Zacks' mother, Florence Zacks Melton, as trustee under a trust established by the will of Aaron Zacks, deceased, is the owner of the balance of the common shares deposited in the Voting Trust. Mr. Zacks is a remainder beneficiary of the trust created by that will. The Voting Trust will continue in existence until October 29, 2005, unless extended or terminated in accordance with its terms.

(4) Based on information contained in filings with the SEC (the latest of which is dated February 11, 1999), Dimensional Fund Advisors Inc., a registered investment adviser ("Dimensional"), may be deemed to have beneficial ownership of 519,249 common shares as of December 31, 1998, all of which common shares were held in portfolios of four investment companies to which Dimensional furnishes investment advice and other investment vehicles for which Dimensional serves as investment manager. In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over the common shares owned by such portfolios. Dimensional disclaims beneficial ownership of these common shares.

     The following table sets forth certain information with respect to the Company's common shares beneficially owned by each of the directors and nominees for election as directors of the Company, by each of the executive officers of the Company named in the Summary Compensation Table and by all current executive officers and directors of the Company as a group as of March 15, 1999:

                                         AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)
                                        ----------------------------------------------
                                                        COMMON SHARES
                                                         WHICH CAN BE
                                         COMMON         ACQUIRED UPON
                                         SHARES      EXERCISE OF OPTIONS                  PERCENT
               NAME OF                  PRESENTLY     EXERCISABLE WITHIN                     OF
           BENEFICIAL OWNER               HELD             60 DAYS             TOTAL      CLASS(2)
           ----------------             ---------    -------------------     ---------    --------
Gordon Zacks (3)......................    739,826(4)       145,311             885,137       8.9%
Leopold Abraham II....................      6,666            6,250              12,916       (5)
Philip G. Barach......................     10,031            6,250              16,281       (5)
Richard L. Burrell(3).................     28,556(6)        57,944              86,500       (5)
Christian Galvis(3)...................     42,198(7)        76,053             118,251       1.2%
William Giovanello....................        666            6,250               6,916       (5)
Harvey M. Krueger.....................     22,221            6,250              28,471       (5)
Roger E. Lautzenhiser.................      1,000                0               1,000       (5)
Charles E. Ostrander(3)(8)............     79,428(9)        21,610             101,038       1.0%
Edward M. Stan........................     34,557(10)        6,250              40,807       (5)
Daniel D. Viren(3)....................          0           32,736              32,736       (5)
All current directors and executive
  officers as a group (numbering
  11).................................    972,325          392,084           1,364,409      13.5%

---------------

 (1) Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to all of the common shares reflected in the table.

 (2) See Note (1) to preceding table.

 (3) Executive officer of the Company named in the Summary Compensation Table.

 (4) See preceding table and Note (3) thereto.

 (5) Represents ownership of less than 1% of the outstanding common shares of the Company.

 (6) Includes 7,728 common shares held jointly by Mr. Burrell and his spouse.

 (7) Excludes 572 common shares held of record and owned beneficially by Mr. Galvis' spouse as to which he exercises no voting or investment power and disclaims beneficial ownership.

 (8) Mr. Ostrander has resigned from his positions as an executive officer of the Company effective July 1, 1999 and notified the Company that he will not stand for re-election at the 1999 Annual Meeting.

 (9) Includes 2,118 common shares held jointly by Mr. Ostrander and his spouse, and 8,600 common shares held by Mr. Ostrander as custodian for his two minor daughters.

(10) Includes 2,220 common shares held jointly by Mr. Stan and his spouse.

                             ELECTION OF DIRECTORS

                               (ITEM 1 ON PROXY)

     In accordance with Article SIXTH of the Articles of Incorporation of the Company, three directors are to be elected at the Annual Meeting for terms of three years each and until their respective successors are elected and qualified. It is the intention of the persons named in the accompanying proxy to vote the common shares represented by the proxies received pursuant to this solicitation for the nominees named below who have been designated by the Board of Directors, unless otherwise instructed on the proxy. Under Ohio law and the Company's Regulations, the three nominees receiving the greatest number of votes will be elected as directors. Common shares as to which the authority to vote is withheld and broker non-votes will not be counted toward the election of directors or toward the election of the individual nominees specified on the proxy.

     The following table gives certain information concerning each nominee for election as a director of the Company. Unless otherwise indicated, each person has had the same principal occupation for more than five years.

                                                                                   DIRECTOR OF
                                                  POSITION(S) HELD                 THE COMPANY     NOMINEE
                                                WITH THE COMPANY AND               CONTINUOUSLY   FOR TERM
          NOMINEE             AGE              PRINCIPAL OCCUPATION(S)                SINCE      EXPIRING IN
          -------             ---              -----------------------             ------------  -----------
Gordon Zacks................  66    Chairman of the Board, Chief Executive             1959         2002
                                    Officer and President of the Company

Christian Galvis............  57    Executive Vice President -- Operations and,        1992         2002
                                      since January 1998, Co-President and Co-Chief
                                      Operating Officer of the Barry Comfort
                                      Group, of the Company

Roger E. Lautzenhiser.......  45    Partner, Vorys, Sater, Seymour and Pease LLP,       --          2002
                                      Attorneys at Law, Columbus, Ohio (1)

---------------

(1) Vorys, Sater, Seymour and Pease LLP rendered legal services to the Company during the 1998 fiscal year and continues to render legal services to the Company during the 1999 fiscal year. Mr. Lautzenhiser will be nominated at the Annual Meeting for election as a director to serve as the successor to Charles E. Ostrander who is retiring as a director of the Company as of the date of the Annual Meeting.

     While it is contemplated that all nominees will stand for election, if one or more of the nominees at the time of the Annual Meeting should be unavailable or unable to serve as a candidate for election as a director of the Company, the proxies reserve full discretion to vote the common shares represented by the proxies for the election of the remaining nominees and for the election of any substitute nominee(s) designated by the Board of Directors. The Board of Directors knows of no reason why any of the above-mentioned persons will be unavailable or unable to serve if elected to the Board.

     Under the Company's Articles of Incorporation, shareholder nominations of directors for election to the Company's Board of Directors must be made in writing and must be delivered or mailed to the Secretary of the Company and received by him not less than 30 days nor more than 60 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 35 days' notice of the meeting is given to the shareholders, such nomination must be mailed or delivered to the Secretary not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. The notification must contain the following information as to any proposed nominee who is not an incumbent director: (a) the name, age, business address and, if known, the residence address of the proposed nominee; (b) the principal occupation or employment of the proposed nominee; (c) the total number of common shares that are beneficially owned by the proposed nominee and by the nominating shareholder; and (d) any other information concerning the proposed nominee that must be disclosed of nominees in proxy solicitations pursuant to the SEC proxy rules. Each nomination must be accompanied by the written consent of the proposed nominee to serve as a director. Nominations which the chairman of the Annual Meeting determines are not made in accordance with the foregoing procedure will be disregarded.

     The following table gives certain information concerning the current directors whose terms will continue after the Annual Meeting. Unless otherwise indicated, each person has had the same principal occupation for more than five years.

                                                                           DIRECTOR OF
                                             POSITION(S) HELD              THE COMPANY
                                           WITH THE COMPANY AND            CONTINUOUSLY      TERM
          NAME             AGE           PRINCIPAL OCCUPATION(S)              SINCE       EXPIRES IN
          ----             ---           -----------------------           ------------   ----------
Harvey M. Krueger........  69    Vice Chairman, Lehman Brothers, Inc.,         1980          2000
                                   New York, New York, investment
                                   bankers(1)

William Giovanello.......  79    President of Retail Requisites,               1985          2000
                                   Columbus, Ohio, retail consultants

Leopold Abraham II.......  71    Chairman and Chief Executive Officer of       1993          2000
                                   Associated Merchandising Corporation,
                                   a retail merchandising and sourcing
                                   company, from 1977 until his
                                   retirement in 1993(2)

Edward M. Stan...........  74    President, Edward M. Stan & Associates        1971          2001
                                   (formerly Chesta Co., Inc.),
                                   Reynoldsburg, Ohio, importing

Richard L. Burrell.......  66    Senior Vice President  -- Finance,            1984          2001
                                   Treasurer and Secretary of the Company

Philip G. Barach.........  68    Private Investor(3)                           1991          2001

---------------

(1) Lehman Brothers, Inc. provided investment banking services to the Company during the Company's 1998 fiscal year and is expected to provide investment banking services during the Company's 1999 fiscal year as requested by the Company. Mr. Krueger is also a director of Automatic Data Processing, Inc., Bernard Chaus, Inc., Electric Fuel Corporation and International Telecommunication Data Systems, Inc. and serves on the Club Mediterranee International Advisory Board.

(2) Mr. Abraham is also a director of Galey & Lord, Inc. and Signet Group PLC and a Trustee of the Salomon Smith Barney Shearson Income Funds and the Salomon Smith Barney Shearson Equity Funds.

(3) Mr. Barach is also a director of Union Central Life Insurance Company, Bernard Chaus, Inc., Glimcher Realty, REIT and SYMS Corp.

     There are no family relationships among any of the directors, nominees for election as directors and executive officers of the Company.

     The Board of Directors of the Company held a total of five meetings during the Company's 1998 fiscal year. Each incumbent director attended 75% or more of the aggregate of the total number of meetings held by the Board of Directors during the period he served as a director and the total number of meetings held by all committees of the Board of Directors on which he served during the period he served.

     The Company's Board of Directors has standing Audit and Compensation Committees. There is no standing nominating committee or committee performing similar functions.

     The Audit Committee consists of Leopold Abraham II, Philip G. Barach, William Giovanello, Harvey M. Krueger and Edward M. Stan. The function of the Audit Committee is to review the adequacy of the Company's system of internal controls, to investigate the scope and adequacy of the work of the Company's independent auditors and to recommend to the Board of Directors a firm to serve as the Company's independent auditors. The Audit Committee met three times during the 1998 fiscal year.

     The Compensation Committee consists of Leopold Abraham II, Philip G. Barach, William Giovanello and Harvey M. Krueger. The function of the Compensation Committee is to review and supervise the operation of the Company's compensation plans, to select those eligible employees who may participate in each plan (where selection is required), to prescribe the terms of any options granted under the Company's stock option plans (where permitted) and its stock purchase plan and to approve the compensation of the Company's executive officers. The Compensation Committee met three times during the 1998 fiscal year.

                                   REPORT OF
                           THE COMPENSATION COMMITTEE
                                       OF
               R. G. BARRY CORPORATION ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is comprised entirely of non-employee directors. Decisions on compensation of the Company's executive officers generally are made by the Committee, although compensation levels for executive officers other than the Chairman are recommended to the Committee by the Chairman, who has substantially greater knowledge of the contributions made by the executive officers.

COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS

     In determining the compensation of the Company's executive officers, the Committee seeks to create a compensation program that links compensation to the Company's operational results, rewards above average corporate performance, recognizes individual contribution and achievement and assists the Company in attracting and retaining outstanding executive officers and other key employees. Executive compensation is set at levels that the Committee, with the advice of the Company's executive compensation consultants, believes to be competitive with the compensation paid by other companies that compete with the Company for executive officers and other key employees having the experience and abilities that are necessary to manage the Company's business.

BASE SALARIES

     The base salaries of the Company's executive officers and subsequent adjustments to such base salaries are determined relative to the following factors: (1) the criticality to the Company of the executive officer's job function; (2) the individual's performance in his or her position; (3) the individual's potential to make a significant contribution to the Company in the future; and (4) a comparison of industry pay practices. The Committee believes that all of these factors are important and the relevance of each factor varies from individual to individual. The Committee has not assigned any specific weight to any of these factors in the evaluation of an executive officer's base salary.

     An executive officer's individual performance is measured against goals and objectives that have been previously discussed with the executive officer. Consideration is given to the individual's contribution to the management team and the individual's overall value and contribution to the Company. The Committee relies on the Company's Chairman and Chief Executive Officer to make recommendations to the Committee regarding the appropriate base salaries of the executive officers other than the Chairman. Before making his base salary recommendations to the Committee, the Company's Chairman obtains survey information from one or more executive compensation consulting firms to determine competitive compensation levels in each of the Company's senior management positions. The Company has generally sought to provide base salary that is competitive to the 75% to 90% for small to medium-sized consumer product companies. This comparative data may not include the compensation paid by all of the companies that are included in the "Textile-Apparel

Clothing Industry" index which is used for comparative purposes in the shareholder return graph (see "PERFORMANCE GRAPH"). The Committee believes that it is critically important for the Company to remain competitive in its management salaries in order to attract and retain the small group of senior managers who are key to the Company's success.

ANNUAL PROFIT-SHARING INCENTIVE BONUS PROGRAM

     Since 1989, the Company has provided to its executive officers and other members of management an annual profit-sharing incentive bonus program (the "Incentive Program"). Annual bonus awards are based on the extent to which the Company achieves or exceeds specified annual planned profit goals. The Board of Directors meets during the first quarter of each year to establish the Company's target profit goal (defined as profit before such items as taxes, payments under the Incentive Program and charitable contributions) for the year. The Committee then determines the amount of the target award opportunity (the potential bonus) that is payable by the Company under the Incentive Program for such year at specified levels of attainment of the profit goal. For example, the Committee might determine that an employee will receive 50% of his maximum award opportunity if the Company achieves 100% of the profit goal and 100% of his maximum award opportunity if the Company achieves 120% of the profit goal. The Committee's recommendation with respect to bonuses payable under the Incentive Program at specified threshold levels of profit are submitted to the full Board for final approval.

     Each participant in the Incentive Program is assigned a target award opportunity (stated as a percentage of his or her base salary) that can be achieved for the year. This percentage is based upon the participant's position and responsibilities and the area of the Company's operations in which the participant serves, with a greater percentage being assigned to those participants who make a larger impact on corporate profits. The target award opportunities for the Company's executive officers are set by the Committee; the target award opportunities for other participants in the Incentive Program are assigned by senior management. A participant is not entitled to receive a bonus unless an acceptable year-end performance evaluation (as determined under the Company's performance evaluation guidelines) has been received from the person to whom such participant reports. For 1998, none of the participants in the Incentive Program received bonuses because the Company did not achieve the threshold profit goal established at the beginning of the year.

MR. ZACKS' 1998 COMPENSATION

     Mr. Zacks and the Company entered into a two-year Employment Agreement (the "Employment Agreement") in 1998 under which Mr. Zacks is entitled to receive a minimum annual salary of $490,000 plus certain other benefits. The Employment Agreement also provides that during the employment term, Mr. Zacks is entitled to participate in the Incentive Program at a maximum level equal to 100% of his annual base salary, the specific level of participation to be determined annually by the Committee.

     The Committee can increase Mr. Zacks' base salary above the minimum level established by the Employment Agreement to reflect corporate performance. The Committee evaluates Mr. Zacks' base salary on an annual basis and determines whether an increase is warranted based on the Committee's consideration of a number of subjective and objective criteria, including the Company's financial results, positive changes in the Company's competitive position, the success of the Company's strategic planning, achievements in the areas of customer satisfaction and product innovation and overall leadership. The Committee feels that all of these factors are significant and, therefore, no specific weight has been assigned to any single factor in the evaluation of Mr. Zacks' base salary. Because the Employment Agreement requires that the Company pay to Mr. Zacks a minimum annual base salary, the Committee does not have the ability to reduce the base salary below such minimum to reflect the Company's performance. However, the minimum base salary in the Employment Agreement was established by the Committee based upon advice from a nationally recognized executive compensation consulting firm that the base salary provided for in the Employment Agreement was consistent with base salaries paid to executive officers of comparable companies. This comparative data was compiled and provided by the Company's executive compensation consulting firm and may or may not have included the companies included in the Performance Graph.

     Mr. Zacks' maximum award opportunity for 1998 was 100% of his base salary, which was established by the Committee in March of 1998. This maximum award opportunity was determined by the Committee based upon advice of the Company's executive compensation consulting firm regarding the range of performance-based compensation that is provided to chief executive officers of comparable companies. Based upon the Company's 1998 fiscal year results as compared to 1998 target profit goals established by the Committee and the Board in early 1998, none of the employees participating in the Incentive Program received bonuses.

STOCK-BASED COMPENSATION PLANS

     The Company's long-term compensation program consists primarily of stock options granted under the Company's employee stock option plans. Awards of options are designed to provide appropriate incentive to employees to enhance shareholder value and to assist in the hiring and retention of key employees. All stock options are granted with exercise prices at least equal to the market value of the Company's common shares on the dates of grant. If there is no appreciation in the market value of the Company's common shares, the options are valueless. The Committee grants options based on its subjective determination of the relative current and future contribution that each prospective optionee has or may make to the long-term welfare of the Company. The OPTION GRANTS IN LAST FISCAL YEAR table shows the options granted to each of the named executive officers during the 1998 fiscal year.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Internal Revenue Code Section 162(m) generally prohibits the Company from deducting non-performance-based compensation in excess of $1,000,000 per taxable year paid to the Chief Executive Officer and the other four most highly compensated executives required to be named in the Proxy Statement ("Covered Employees"). The Company may continue to deduct compensation paid to its Covered Employees in excess of $1,000,000 if the payment of such compensation qualifies for an exception, including an exception for certain performance-based compensation.

     The Committee believes that Section 162(m) should not cause the Company to be denied a deduction for 1998 compensation paid to the Covered Employees. The Committee will continue to work to structure components of its executive compensation package to achieve maximum deductibility under Section 162(m) while at the same time considering the goals of its executive compensation philosophy.

ADDITIONAL COMPENSATION PLANS

     At various times in the past, the Company has adopted certain broad-based employee benefit plans in which the Company's executive officers are permitted to participate on the same terms as non-executive officer employees who meet applicable eligibility criteria, subject to legal limitations on the amounts that may be contributed or the benefits that may be payable under the plans. Benefits under these plans are not tied to performance.

                    SUBMITTED BY THE COMPENSATION COMMITTEE
                      OF THE COMPANY'S BOARD OF DIRECTORS:

William Giovanello, Chairman                                    Philip G. Barach
Leopold Abraham II                                             Harvey M. Krueger

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Harvey M. Krueger, who is Vice Chairman of Lehman Brothers, Inc., is a member of the Compensation Committee of the Company's Board of Directors. Lehman Brothers, Inc., an investment banking firm, provided investment banking services to the Company during the Company's 1998 fiscal year and is expected to provide investment banking services during the Company's 1999 fiscal year as requested by the Company.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for the last three fiscal years, cash compensation and other benefits paid or provided by the Company to the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company in all capacities in which they served. All dollar amounts are rounded down to the nearest whole dollar.

                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG TERM
                                                                                                COMPENSATION
                                                                                              ----------------
                                                         ANNUAL COMPENSATION                       AWARDS
                                          -------------------------------------------------   ----------------
                                                                                                   SHARES            ALL
                NAME AND                  FISCAL     BASE                   OTHER ANNUAL         UNDERLYING         OTHER
           PRINCIPAL POSITION              YEAR    SALARY($)   BONUS($)    COMPENSATION($)    STOCK OPTIONS(#)   COMPENSATION
           ------------------             ------   ---------   --------    ---------------    ----------------   ------------
Gordon Zacks:                              1998    $490,000    $      0   $49,576 (1)(2)(3)        75,000          $11,189(4)
  Chairman of the Board,                   1997    $490,000    $187,425   $48,743 (1)(3)(5)        50,000          $10,002
  Chief Executive Officer                  1996    $468,000    $351,000   $46,498 (1)(3)(6)        18,750(7)       $ 4,693
  and President
Charles E. Ostrander:                      1998    $258,000    $      0   $20,087 (1)(2)(8)        40,000          $ 6,088(4)
  Executive Vice President --              1997    $258,000    $ 78,948   $13,782 (1)(5)           25,000          $ 4,832
  Sales & Marketing and                    1996    $245,000    $147,000   $13,782 (1)(6)           12,499(7)       $ 2,869
  Co-President and Co-Chief Operating
  Officer of Barry Comfort Group(9)
Christian Galvis:                          1998    $258,000    $      0   $23,888 (1)(2)(8)        40,000          $ 5,726(4)
  Executive Vice President --              1997    $230,000    $ 70,380   $12,389 (1)(5)           25,000          $ 4,446
  Operations and Co-                       1996    $200,000    $120,000   $10,427 (1)(6)           12,499(7)       $ 2,494
  President and Co-Chief Operating
  Officer of Barry Comfort Group
Richard L. Burrell:                        1998    $175,173    $      0   $22,383 (1)(2)           15,000          $ 3,714(4)
  Senior Vice President --                 1997    $166,000    $ 50,796   $22,342 (1)(5)           15,000          $ 2,398
  Finance, Treasurer and                   1996    $158,000    $ 94,800   $18,925 (1)(6)           12,500(7)       $   123
  Secretary
Daniel D. Viren:                           1998    $168,193    $      0   $13,690 (1)(2)           15,000          $ 4,046(4)
  Senior Vice President --                 1997    $158,000    $ 36,261   $12,684 (1)(5)           15,000          $ 3,188
  Administration                           1996    $151,000    $ 67,950   $12,689 (1)(6)            9,375(7)       $ 1,885

---------------

(1) "Other Annual Compensation" for each of 1998, 1997 and 1996 includes premium payments of $19,088, $4,182, $6,165, $9,544 and $4,537 on behalf of Messrs.
    Zacks, Ostrander, Galvis, Burrell and Viren, respectively, in each case to continue life insurance policies which provide for a level of death benefits not available under the Company's standard group life insurance program.

(2) "Other Annual Compensation" for 1998 also includes for Messrs. Zacks, Ostrander, Galvis, Burrell and Viren the amounts of $19,360, $5,280, $7,098, $12,839 and $9,153, respectively, reflecting their personal use of Company furnished automobiles or automobile allowances paid to them.

(3) "Other Annual Compensation" for Mr. Zacks includes: (a) payments of $5,566, $4,991 and $4,252 made during 1998, 1997 and 1996, respectively, to cover Mr. Zacks' portion of the insurance premiums on a life insurance policy in the face amount of $1,310,000 on the life of Mr. Zacks; (b) payments of $3,333, $2,989 and $2,546 made during 1998, 1997 and 1996, respectively, to cover Mr. Zacks' estimated tax liability with respect to such premium payments; and (c) travel allowances of $2,229, $2,400 and $2,400 provided to Mr. Zacks in 1998, 1997 and 1996, respectively.

(4) "All Other Compensation" for 1998 includes: (a) contributions in the amounts of $1,131, $595, $595, $383 and $365 to the R. G. Barry Corporation Deferred Compensation Plan (the "Deferred Compensation Plan") on behalf of Messrs. Zacks, Ostrander, Galvis, Burrell and Viren, respectively;

    (b) interest in the amounts of $5,058, $2,218, $1,856, $1,086 and $1,523 credited to the accounts of Messrs. Zacks, Ostrander, Galvis, Burrell and Viren, respectively, under the Deferred Compensation Plan; and (c) contributions in the amounts of $5,000, $3,275, $3,275, $2,245 and $2,158 to the R. G. Barry Corporation 401(k) Savings Plan (the "401(k) Plan") on behalf of Messrs. Zacks, Ostrander, Galvis, Burrell and Viren, respectively.

(5) "Other Annual Compensation" for 1997 also includes for Messrs. Zacks, Ostrander, Galvis, Burrell and Viren the amounts of $19,275, $9,600, $6,224, $12,798 and $8,147, respectively, reflecting their personal use of Company furnished automobiles or automobile allowances paid to them.

(6) "Other Annual Compensation" for 1996 also includes for Messrs. Zacks, Ostrander, Galvis, Burrell and Viren the amounts of $18,212, $9,600, $4,311, $9,382 and $8,153, respectively, reflecting their personal use of Company furnished automobiles or automobiles allowances paid to them.

(7) Reflects adjustments for 5-for-4 share split on June 3, 1996.

(8) "Other Annual Compensation" for 1998 also includes the amount of $10,625 reflecting the fair market value of 1,250 common shares issued to each of Messrs. Ostrander and Galvis on March 1, 1999 under a Restricted Stock Agreement. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

(9) Mr. Ostrander has resigned from his positions as Executive Vice President
     -- Sales & Marketing and Co-President and Co-Chief Operating Officer of the Barry Comfort Group effective July 1, 1999.

GRANTS OF OPTIONS AND STOCK APPRECIATION RIGHTS

     The following table sets forth information concerning individual grants of options made under the R. G. Barry Corporation 1997 Incentive Stock Plan (the "1997 Plan") and the R. G. Barry Corporation 1994 Stock Option Plan (the "1994 Plan") during the 1998 fiscal year to each of the named executive officers. No stock appreciation rights were granted during the 1998 fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                      POTENTIAL REALIZABLE VALUE
                                                                                                        AT ASSUMED ANNUAL RATES
                                         NUMBER OF                                                    OF STOCK PRICE APPRECIATION
                                           SHARES     % OF TOTAL OPTIONS                                          FOR
                                         UNDERLYING       GRANTED TO                                        OPTION TERM(1)
                                          OPTIONS         EMPLOYEES         EXERCISE     EXPIRATION   ---------------------------
                NAME                     GRANTED(#)     IN FISCAL YEAR     PRICE($/SH)      DATE          5%             10%
                ----                     ----------   ------------------   -----------   ----------   -----------   -------------
Gordon Zacks.........................       6,694(2)          2.3%          $16.4313      5/11/03      $ 30,389      $   66,909
                                           68,306(3)         24.0%          $14.9375      5/11/08      $641,667      $1,626,134
Charles E. Ostrander.................      40,000(4)         14.0%          $11.6875       1/4/08      $294,012      $  745,080
Christian Galvis.....................      40,000(4)         14.0%          $11.6875       1/4/08      $294,012      $  745,080
Richard L. Burrell...................      10,886(2)          3.8%          $14.9375      5/11/08      $102,263      $  259,159
                                            4,114(3)          1.4%          $14.9375      5/11/08      $ 38,647      $   97,940
Daniel D. Viren......................      12,349(2)          4.3%          $14.9375      5/11/08      $116,007      $  293,988
                                            2,651(3)          0.9%          $14.9375      5/11/08      $ 24,903      $   63,111

---------------

(1) The amounts reflected in this table represent assumed rates of appreciation only. Actual realized values, if any, on option exercises will be dependent on the actual appreciation of the common shares of the Company over the term of the options. These amounts have been rounded to the nearest dollar.

(2) These incentive stock options were granted under the 1997 Plan on May 12, 1998, and become exercisable as follows: (a) for Mr. Zacks, as to all 6,694 common shares on the fourth anniversary of the grant date; (b) for Mr. Burrell, as to 2,443 of the common shares on each of the second and third anniversaries of the grant date and as to 3,000 common shares on each of the fourth and fifth anniversaries of the grant date; and (c) for Mr. Viren, as to 443 common shares on the first anniversary of the grant date, as to 2,953 common shares on each of the second and third anniversaries of the grant date and as to 3,000 common shares on each of the fourth and fifth anniversaries of the grant date. Each of these options becomes fully exercisable in the event of defined changes-in-control of the Company or upon the death, disability or retirement of the executive officer.

(3) These non-qualified stock options were granted under the 1997 Plan (except for 28,306 of those granted to Mr. Zacks, which were granted under the 1994
    Plan) on May 12, 1998, and become exercisable as follows: (a) for Mr. Zacks, as to 18,750 common shares on each of the first, second and third anniversaries of the grant date and as to 12,056 common shares on the fourth anniversary of the grant date; (b) for Mr. Burrell, as to 3,000 common shares on the first anniversary of the grant date and as to 557 common shares on each of the second and third anniversaries of the grant date; and
    (c) for Mr. Viren, as to 2,557 common shares on the first anniversary of the grant date and as to 47 common shares on each of the second and third anniversaries of the grant date. Each of these options becomes fully exercisable in the event of defined changes-in-control of the Company or upon the death, disability or retirement of the executive officer.

(4) These non-qualified stock options were granted under the 1997 Plan on January 5, 1998, and become exercisable as to 8,000 common shares on each of the first, second, third and fourth anniversaries of the grant date. Each of these options becomes fully exercisable in the event of defined changes-in-control of the Company or upon the death, disability or retirement of the executive officer.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth certain information with respect to options exercised during the 1998 fiscal year by each of the named executive officers and unexercised options and stock appreciation rights held as of the end of the 1998 fiscal year by each of the named executive officers.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                  NUMBER OF SHARES
                         NUMBER OF                             UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                           SHARES                                 OPTIONS/SARS AT              IN-THE-MONEY OPTIONS/
                         UNDERLYING                               FY-END(#)(1)(2)             SARS AT FY-END($)(3)(4)
                          OPTIONS                          ------------------------------   ---------------------------
         NAME           EXERCISED(#)   VALUE REALIZED($)   EXERCISABLE    UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
         ----           ------------   -----------------   -----------   ----------------   -----------   -------------
Gordon Zacks..........   55,555            $640,866          121,874         121,875         $230,517        $     0
Charles E.
  Ostrander...........   26,666            $192,430                0          78,610               --        $28,472
Christian Galvis......   28,332            $326,069           54,443          78,610         $113,885        $28,472
Richard L. Burrell....      0                    --           47,999          38,945         $218,747        $11,390
Daniel D. Viren.......   10,000            $ 71,378           23,416          37,070         $ 65,955        $11,390

---------------

(1) Reflects adjustments for 4-for-3 share split on June 1, 1994, for 4-for-3 share split on September 1, 1995, and for 5-for-4 share split on June 3, 1996.

(2) Outstanding options that are not fully exercisable will become so in the event of certain defined changes-in-control of the Company.

(3) Rounded to nearest dollar.

(4) "Value of Unexercised In-the-Money Options/SARs at FY-End" is based upon the fair market value of the Company's common shares on December 31, 1998, the last trading day of the 1998 fiscal year ($11.00), less the exercise price of in-the-money options and stock appreciation rights at the end of the 1998 fiscal year.

PENSION PLANS

     The Company's Pension Plan (the "Plan") provides for the payment of monthly benefits to salaried employees at age 65 based upon 48% of a participant's "Final Average Monthly Compensation" (subject to a limitation imposed by law on the amount of annual compensation upon which benefits may be based) less a designated percentage of the participant's primary Social Security benefits. Benefits under the Plan are reduced by 1/30th for each year of credited service less than 30 years. The Company's Supplemental Retirement Plan (the "Supplemental Plan") provides for the payment of additional monthly retirement benefits based upon 2 1/2% of an eligible participant's "Final Average Monthly Compensation" reduced by a designated percentage of his primary Social Security benefits with the difference multiplied by his years of credited service up to a maximum of 24 years, and the resulting product then reduced by his monthly pension payable under the Plan. The benefit to which any employee who was a participant in the Supplemental Plan on December 31, 1988 is entitled will not be less than 60% of such participant's "Final Average Monthly Compensation", reduced by (i) his monthly pension payable under the Plan and (ii) a designated percentage of his primary Social Security benefits.

     The following table shows the estimated pension benefits payable under the Plan and the Supplemental Plan to persons who became participants in the Supplemental Plan on December 31, 1988, at age 65, based on compensation that is covered by the Plan and the Supplemental Plan, years of service with the Company and payment in the form of a lifetime annuity:

                              PENSION PLANS TABLE

               (MINIMUM BENEFIT FOR PERSONS WHO WERE PARTICIPANTS
                 IN THE SUPPLEMENTAL PLAN ON DECEMBER 31, 1988)

                            ESTIMATED ANNUAL PENSION BENEFITS
 FINAL AVERAGE         BASED ON CREDITED YEARS OF SERVICE INDICATED
     ANNUAL        ----------------------------------------------------
  COMPENSATION        10         15         20         25         30
 -------------     --------   --------   --------   --------   --------
    $125,000       $ 75,000   $ 75,000   $ 75,000   $ 75,000   $ 75,000
     175,000        105,000    105,000    105,000    105,000    105,000
     225,000        135,000    135,000    135,000    135,000    135,000
     275,000        165,000    165,000    165,000    165,000    165,000
     325,000        195,000    195,000    195,000    195,000    195,000
     375,000        225,000    225,000    225,000    225,000    225,000
     425,000        255,000    255,000    255,000    255,000    255,000
     475,000        285,000    285,000    285,000    285,000    285,000
     525,000        315,000    315,000    315,000    315,000    315,000
     575,000        345,000    345,000    345,000    345,000    345,000
     625,000        375,000    375,000    375,000    375,000    375,000
     675,000        405,000    405,000    405,000    405,000    405,000

     Annual benefits are shown before deduction of 50% of primary Social Security benefits.

     The following table shows the estimated pension benefits payable under the Plan and the Supplemental Plan to persons who became participants in the Supplemental Plan after December 31, 1988, at age 65, based on compensation that is covered by the Plan and the Supplemental Plan, years of service with the Company and payment in the form of a lifetime annuity:

                              PENSION PLANS TABLE

              (MINIMUM BENEFIT FOR PERSONS WHO BECAME PARTICIPANTS
               IN THE SUPPLEMENTAL PLAN AFTER DECEMBER 31, 1988)

                           ESTIMATED ANNUAL PENSION BENEFITS
  FINAL AVERAGE       BASED ON CREDITED YEARS OF SERVICE INDICATED
     ANNUAL       ----------------------------------------------------
  COMPENSATION       10         15         20         25         30
  -------------   --------   --------   --------   --------   --------
    $125,000      $ 31,250   $ 46,875   $ 62,500   $ 75,000   $ 75,000
     175,000        43,750     65,625     87,500    105,000    105,000
     225,000        56,250     84,375    112,500    135,000    135,000
     275,000        68,750    103,125    137,500    165,000    165,000
     325,000        81,250    121,875    162,500    195,000    195,000
     375,000        93,750    140,625    187,500    225,000    225,000
     425,000       106,250    159,375    212,500    255,000    255,000
     475,000       118,750    178,125    237,500    285,000    285,000
     525,000       131,250    196,875    262,500    315,000    315,000
     575,000       143,750    215,625    287,500    345,000    345,000
     625,000       156,250    234,375    312,500    375,000    375,000
     675,000       168,750    253,125    337,500    405,000    405,000

     Annual benefits are shown before deduction of 20.83% of primary Social Security benefits after 10 years of service, 31.25% after 15 years of service, 41.67% after 20 years of service, 50% after 25 years of service, and 50% after 30 years of service.

     A participant's "Final Average Monthly Compensation" for purposes of the Company's pension plans is the average of the participant's compensation (salary and commissions but excluding cash bonuses and overtime pay) during the five consecutive calendar years of the last ten years in which such total compensation is highest. However, for persons who became participants in the Supplemental Plan on or before December 31, 1988, compensation used in determining "Final Average Annual Compensation" includes bonuses and incentives. The "Final Average Annual Compensation" as of the end of the 1998 fiscal year was $623,894, $252,341, $213,698, $206,609 and $152,668 for Messrs. Zacks,
Ostrander, Galvis, Burrell and Viren, respectively. Messrs. Zacks, Ostrander, Galvis, Burrell and Viren have approximately 43, 12, 8, 32 and 10 years, respectively, of credited service under the Plan and the Supplemental Plan. Messrs. Zacks and Burrell were participants in the Supplemental Plan on December 31, 1988. All of the other persons named in the Summary Compensation Table became participants in the Supplemental Plan after December 31, 1988.

DIRECTORS' COMPENSATION

     Each director who is not an employee of the Company (a "Non-Employee Director") receives $17,000 annually for services as a director. In addition, each Non-Employee Director receives $1,000 for each regular meeting and $500 for each telephonic meeting of the Company's Board of Directors attended. All members of a committee of the Board receive (a) a fee of $500 for each meeting attended that occurs on the same day as a Board meeting, (b) a fee of $1,000 for attending a committee meeting that does not occur on the same day as a Board meeting and (c) a fee of $500 for participating in a telephonic meeting of the committee. Directors who are also employees of the Company receive no separate compensation for serving as directors.

     Each incumbent Non-Employee Director has been granted a non-qualified stock option (an "NQSO") to purchase 6,250 common shares of the Company pursuant to the R. G. Barry Corporation Stock Option Plan for Non-Employee Directors. Any person who becomes a Non-Employee Director in the future (including Mr. Lautzenhiser if he is elected as a director at the Annual Meeting) will automatically be granted an NQSO to purchase 6,250 common shares effective on the third business day following the date on which he is appointed or elected to the Board of Directors. The exercise price of each NQSO granted to a Non-Employee Director has been and will be equal to the fair market value of the common shares on the date of grant. NQSO's granted to Non-Employee Directors have terms of five years and become exercisable six months after the grant date.

OTHER COMPENSATION

     In 1952, Mrs. Florence Zacks Melton transferred to the Company the exclusive right to manufacture all slippers created and designed by her. Under the agreement, Mrs. Melton receives 1% of the Company's gross receipts from sales of such products. The agreement terminates five years after the death of Mrs. Melton. During 1998, the Company accrued royalty payments (which were paid in 1999) aggregating $91,607 pursuant to this agreement. Mrs. Melton is the mother of Gordon Zacks.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Gordon Zacks, the Chairman of the Board, President and Chief Executive Officer of the Company, and the Company entered into an Employment Agreement, dated July 1, 1998 (the "Zacks Employment Agreement"), which provides for the employment of Mr. Zacks by the Company as its Chairman, President and Chief Executive Officer for a term of two years, automatically renewable for additional, consecutive one-year terms unless the Company or Mr. Zacks gives notice to the other of non-renewal and for an additional two-year term upon a "change of control" (as defined in the Zacks Employment Agreement) of the Company. The Company is obligated to cause Mr. Zacks to be nominated to membership on the Board of Directors. Mr. Zacks is entitled to receive a minimum annual salary of $490,000, subject to increases that from time to time may be granted by the Board of Directors. In addition to his annual salary, Mr. Zacks is entitled to participate in the Company's Incentive Program and to receive certain health and life insurance coverages, pension and retirement benefits and other benefits and perquisites.

     If Mr. Zacks' employment is terminated by the Company without "cause" (as defined in the Zacks Employment Agreement) or by Mr. Zacks for "good reason" (as defined in the Zacks Employment Agreement) prior to a "change of control," until the last day of the employment term, the Company will continue to pay his base salary at the rate in effect immediately prior to the date of termination and will pay an additional monthly payment equal to one-twelfth of the average annual bonus paid to Mr. Zacks for the last three full fiscal years prior to the date of termination (the "Average Annual Bonus"). In addition, he will receive a prorated bonus payment (based on his Average Annual Bonus) for the portion of the current year preceding his termination of employment. Mr. Zacks and his spouse will receive for a period ending on his 70th birthday or his earlier death, all life, medical and dental insurance and other employee benefits to which he and his spouse were entitled immediately prior to the date of termination. If Mr. Zacks' employment is terminated by the Company without "cause" or by Mr. Zacks for "good reason" following a "change of control," he will receive $1,375,000 in consideration of his agreement to an extended noncompetition agreement and $1,000,000 in consideration of his agreement to provide consulting services. In addition, he will receive a pro-rated bonus (based on his Average Annual Bonus) for the portion of the current year preceding his termination of employment. Mr. Zacks and his spouse will also receive for a period ending on his 70th birthday or his earlier death, all life, medical and dental insurance benefits to which he and/or his spouse was entitled immediately prior to the date of termination (less any benefits provided by government-funded health insurance) and he will receive all of his perquisites for a period of three years after the date of termination. A "change of control" is deemed to have occurred if a third party acquires more than a majority of the total voting power of the Company's outstanding voting securities or as a result of, or in connection with, certain specified business combinations or a contested election, the persons who were directors of the Company immediately before the transaction cease to constitute a majority of the Board of Directors of the Company or any successor to the Company. The Zacks Employment Agreement also provides for the continuation of Mr. Zacks' salary and benefits for a period of time following a permanent and total disability.

     Under an Agreement dated September 27, 1989, as amended, the Company agreed, upon the death of Mr. Zacks, to purchase from the estate of Mr. Zacks, at the estate's election, up to $4 million of the common shares of the Company held by Mr. Zacks at the time of his death. The common shares would be purchased at their fair market value at the time the estate of Gordon Zacks exercises its put right. The estate's put right would expire after the second anniversary of the death of Mr. Zacks. The Company agreed to fund its potential obligation to purchase such common shares by purchasing and maintaining during Mr. Zacks' lifetime one or more policies of life insurance on the life of Mr. Zacks. In addition, Mr. Zacks agreed that, for a period of 24 months following his death, the Company will have a right of first refusal to purchase any common shares of the Company owned by Mr. Zacks at his death if his estate elects to sell such common shares. The Company would have the right to purchase such common shares on the same terms and conditions as the estate proposes to sell such common shares.

     Charles E. Ostrander, the Executive Vice President-Sales & Marketing and a Co-President and Co-Chief Operating Officer of the Barry Comfort Group of the Company, and the Company entered into an Executive Employment Agreement, effective as of January 4, 1998 (the "Ostrander Employment Agreement"), which provides for the employment of Mr. Ostrander by the Company as a Co-President of its Barry Comfort Group and as a senior executive officer of the Company for a term of five years. Mr. Ostrander is entitled to receive a minimum annual salary of $258,000, subject to increases that from time to time may be granted by the Board of Directors. In addition to his annual salary, Mr. Ostrander is entitled to participate in the Company's Incentive Program and to receive certain health and life insurance coverages, pension and retirement benefits and other benefits and perquisites. Mr. Ostrander has resigned from his positions as Executive Vice President -- Sales & Marketing and a Co-President and Co-Chief Operating Officer of the Barry Comfort Group effective July 1, 1999. Under the terms of the Ostrander Employment Agreement, Mr. Ostrander will be paid his salary at the current rate through July 1, 1999.

     Christian Galvis, the Executive Vice President -- Operations and a Co-President and Co-Chief Operating Officer of the Barry Comfort Group of the Company, and the Company entered into an Executive Employment Agreement, effective as of January 4, 1998 (the "Galvis Employment Agreement"), which provides for the employment of Mr. Galvis by the Company as a Co-President of its Barry Comfort Group and as a senior executive officer of the Company for a term of five years. Mr. Galvis is entitled to receive a minimum annual salary of $258,000, subject to increases that from time to time may be granted by the Board of Directors. In addition to his annual salary, Mr. Galvis is entitled to participate in the Company's Incentive Program and to receive certain health and life insurance coverages, pension and retirement benefits and other benefits and perquisites. If Mr. Galvis' employment is terminated by the Company without "cause" (as defined in the Galvis Employment Agreement) or by Mr. Galvis for "good reason" (as defined in the Galvis Employment Agreement), he will be entitled to receive a severance payment equal to the total compensation (including bonus) paid to or accrued for the benefit of Mr. Galvis by the Company for services rendered during the 12-month period immediately preceding the date of termination. The Galvis Employment Agreement also provides for the continuation of Mr. Galvis' salary for a period of time following a permanent and total disability.

     Messrs. Ostrander and Galvis are each party to a Restricted Stock Agreement, effective as of January 4, 1998, with the Company, which provides for the issuance to each of them of an aggregate of up to 10,000 common shares of the Company over a period of up to eight years. They are each entitled to receive 1,250 common shares on the last business day of each fiscal year of the Company, beginning with the 1998 fiscal year, so long as they are employed by the Company on such date. In addition, they will each receive an additional 1,250 common shares in respect of any fiscal year of the Company in which the Company achieves 120% of the "target profit goal" established by the Company's Board of Directors for that fiscal year. If the employment of Mr. Ostrander or Mr. Galvis with the Company terminates for any reason (other than within two years following a "change in control"), he will forfeit his right to receive any common shares other than those previously earned under the terms of the Restricted Stock Agreement. If the employment of Mr. Ostrander or Ms. Galvis is terminated by the Company without "cause" (as defined in the Stock Agreement) or by Mr. Ostrander or Mr. Galvis for "good reason" within two years following a "change in control," he will be entitled to be issued all of the common shares subject to the Restricted Stock Agreement which have not previously been issued. As of March 1, 1999, each of Mr. Ostrander and Mr. Galvis was issued 1,250 common shares in respect of the 1998 fiscal year. As a result of his resignation effective July 1, 1999, Mr. Ostrander will not receive any further common shares.

     Richard L. Burrell, the Senior Vice President -- Finance, Treasurer and Secretary of the Company, and Daniel D. Viren, the Senior Vice President -- Administration of the Company, each entered into an Agreement, effective as of January 4, 1998, with the Company (the "Severance Agreement"), which provides that if his employment is terminated by the Company without "cause" (as defined in the Severance Agreement) or by him for "good reason" (as defined in the Severance Agreement) within 36 months following a "change in control" (as defined in the Severance Agreement), he will be entitled to receive a severance payment equal to the greater of (1) the total compensation (including bonus) paid to him or accrued for his benefit for services rendered during the calendar year ending prior to the date on which the "change in control" occurred or (2) the total compensation (including bonus) paid to him or accrued for his benefit for services rendered during the 12-month period immediately preceding the date of termination of employment. Prior to a "change in control," each Severance Agreement will terminate immediately if his employment is terminated for any reason. Each Severance Agreement provides for a term of three years unless earlier terminated pursuant to its terms.

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the Company's cumulative total shareholder return on its common shares with an index for shares listed on the New York Stock Exchange and an index for Media General Industry Group #320, Textile-Apparel Clothing ("Textile-Apparel Clothing Industry"), for the five-year period ended December 31, 1998 (the last trading day during the Company's 1998 fiscal year). The index for the Textile-Apparel Clothing Industry is being used in lieu of the index for Media General Industry Group 57, Textiles/Apparel, which is no longer available. Media General has reconfigured its industry groupings and Group 320 contains many of the companies formerly included in Group 57.

                       COMPARISON OF FIVE-YEAR CUMULATIVE
                    TOTAL RETURNS OF R. G. BARRY CORPORATION
                      COMMON SHARES, NYSE MARKET INDEX AND
                    TEXTILE-APPAREL CLOTHING INDUSTRY INDEX

                                             R.G. BARRY          TEXTILE-APPAREL         NEW YORK STOCK
                                            CORPORATION         CLOTHING INDUSTRY           EXCHANGE
                                            -----------         -----------------        -----------
12/31/93                                       100.00                 100.00                 100.00
12/30/94                                        97.27                  91.30                  98.06
12/29/95                                       227.32                 111.70                 127.15
12/27/96                                       163.93                 133.41                 153.16
1/2/98                                         167.58                 141.70                 201.50
12/31/98                                       160.29                 141.68                 239.77

                      PROPOSAL TO APPROVE AN AMENDMENT TO
                      INCREASE THE NUMBER OF COMMON SHARES
                  AVAILABLE UNDER THE R. G. BARRY CORPORATION
                           1997 INCENTIVE STOCK PLAN

                               (ITEM 2 ON PROXY)

GENERAL

     The Board of Directors adopted the 1997 Plan on February 20, 1997, and the Company's shareholders approved the 1997 Plan at the May 16, 1997 Annual Meeting. The 1997 Plan authorizes the granting of (i) incentive stock options ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986 (the "Code"), (ii) non-qualified stock options ("NQSOs"), (iii) stock appreciation rights ("SARs") and (iv) restricted shares (ISOs, NQSOs, SARs and restricted shares are referred to herein as "Awards"). The purpose of the 1997 Plan is to attract, retain and motivate key employees of the Company and its subsidiaries, and to encourage them to have a financial interest in the Company.

     The Company also maintains the 1994 Plan and the R. G. Barry Corporation 1988 Stock Option Plan (the "1988 Plan") under which options have been granted to key employees. No further options may be granted under the 1988 Plan. As of March 15, 1999, a total of 10,084 common shares remained available under the 1994 Plan and 75,306 common shares remained available under the 1997 Plan. The Board believes the number of common shares remaining available for the grant of Awards under the 1994 Plan and the 1997 Plan is not sufficient to satisfy Awards which the Company expects to make over the next several years. For that reason, the Board is recommending the approval of an amendment to the 1997 Plan which will make an additional 450,000 common shares available for the grant of Awards to key employees.

     The following is a brief summary of the 1997 Plan, as proposed to be amended. This summary is qualified in its entirety by reference to the full text of the 1997 Plan, as proposed to be amended, a copy of which is included herewith as Annex A and made a part hereof.

COMMON SHARES AVAILABLE UNDER THE 1997 PLAN

     If the amendment is approved, the aggregate number of common shares for which Awards may be made under the 1997 Plan will increase from 450,000 to 900,000 common shares. The common shares covered by the 1997 Plan will be made available from authorized but unissued common shares or from common shares held in treasury. If there is a forfeiture, termination or cancellation of any Award, the common shares subject to that Award will be available for future grants. The 1997 Plan contains customary provisions with respect to adjustments for stock splits and similar transactions and the rights of participants upon mergers and other business combinations.

ADMINISTRATION OF THE 1997 PLAN

     The 1997 Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee has the discretion to select the employees to whom Awards are granted under the 1997 Plan and the terms and conditions of those Awards. The Committee has sole and complete authority to interpret the provisions of the 1997 Plan.

ELIGIBILITY

     All full-time employees of the Company and its subsidiaries, including officers and employee directors, are eligible to receive Awards under the 1997 Plan if selected by the Committee. As described in the Report of the Compensation Committee on Executive Compensation, the grant of Awards under the 1997 Plan is a significant element of the Company's executive compensation program. The following table sets forth the number and average exercise price of options granted under the 1997 Plan to: (i) each of the executive officers of the Company named in the Summary Compensation Table; (ii) all current executive officers of the Company as a group; (iii) each nominee for election as a director; and (iv) all employees, including all current officers who are not executive officers, of the Company as a group. The Non-Employee Directors of the Company have not received and will not receive options under the 1997 Plan. No options have been granted under the Plan to associates of any director, executive officer or nominee for election as a director of the Company. Other than the persons identified in the following table, no person has received 5% or more of the options granted under the 1997 Plan. No SARs or restricted shares have been awarded under the 1997 Plan.

                                                                 NUMBER OF
                                                                  COMMON          AVERAGE EXERCISE
                                                             SHARES SUBJECT TO     PRICE PER SHARE
                NAME OF INDIVIDUAL OR GROUP                  OPTIONS RECEIVED    OF OPTIONS RECEIVED
                ---------------------------                  -----------------   -------------------
Gordon Zacks, Chairman of the Board, Chief Executive               96,694              $ 13.20
  Officer and President (also a Director Nominee)(1)
Charles E. Ostrander, Executive Vice President -- Sales &          65,000              $ 11.42
  Marketing and Co-President and Co-Chief Operating Officer
  of Barry Comfort Group(1)
Christian Galvis, Executive Vice President -- Operations           65,000              $ 11.42
  and Co-President and Co-Chief Operating Officer of Barry
  Comfort Group (also a Director Nominee) (1)
Richard L. Burrell, Senior Vice President -- Finance,              30,000              $ 12.97
  Treasurer and Secretary (1)
Daniel D. Viren, Senior Vice President -- Administration           15,000              $ 14.94
All Current Executive Officers, as a Group                        286,694              $ 12.55
Nominee for Election as Non-Employee Director:
  Roger E. Lautzenhiser                                               -0-                  N/A
All Employees, including All Current Officers who are not          88,000              $ 14.86
  Executive Officers, as a Group

---------------

(1) Messrs. Zacks, Ostrander, Galvis and Burrell have each received more than 5% of the options granted thus far under the 1997 Plan.

     It is estimated that approximately 100 employees of the Company and its subsidiaries are currently eligible to participate in the 1997 Plan (including the executive officers named in the Summary Compensation Table). However, no determination has been made as to the individual identity of the persons to whom future Awards may be granted or the number of common shares which may be allocated to any specific person or persons. It is anticipated that the Committee's determination of which eligible employees will be granted Awards in the future and the terms thereof will be based on each individual's present and potential contribution to the success of the Company and its subsidiaries.

DURATION OF 1997 PLAN

     No Award may be granted under the 1997 Plan after February 19, 2007.

TERMS OF AWARDS

  Term of the Options; Limitations

     ISOs and NQSOs (together, "Options") may be granted under the 1997 Plan for terms of up to ten years. An ISO granted to a 10% shareholder of the Company may have a term of up to five years. No person may be granted ISOs under the 1997 Plan if the grant would cause the aggregate fair market value (determined as of the date an ISO is granted) of the common shares with respect to which ISOs are first exercisable by the optionee during any calendar year under the 1997 Plan and all other stock option plans maintained by the Company to exceed $100,000. In addition, during the period in which the 1997 Plan remains in effect, no person may be granted Awards (including Options, SARs and restricted shares) under the 1997 Plan covering, in the aggregate, more than 100,000 common shares, subject to adjustment upon changes in capitalization.

     With the permission of the Committee, a person who has been granted an NQSO may transfer the NQSO to a revocable inter vivos trust as to which the optionee is the settlor or may transfer the NQSO to a "Permissible Transferee." A Permissible Transferee is any member of the immediate family of the optionee, any trust, whether revocable or irrevocable, solely for the benefit of members of the optionee's immediate family, or any partnership whose only partners are members of the optionee's immediate family. Any transferee of an NQSO will remain subject to all of the terms and conditions applicable to the NQSO. An NQSO may not be retransferred by a Permissible Transferee except by will or the laws of descent and distribution and then only to another Permissible Transferee. Other than as described above, an Option, SAR or restricted share award made under the Plan may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the employee to whom made, may be exercised only by the employee, his guardian or legal representative.

  Exercise of Options; Expiration and Termination

     If an optionee's employment is terminated for any reason other than for willful, deliberate or gross misconduct, permanent disability, death or retirement, his vested Options must be exercised within three months after the date of termination of employment, subject to the stated term of the Options. If an optionee's employment is terminated for willful, deliberate or gross misconduct, his unexercised Options expire immediately. If an optionee dies while in the employment of the Company or within three months after his termination of employment, other than for willful, deliberate or gross misconduct, his Options will become exercisable in full by his estate for a period of twelve months after the date of death, subject to the stated term of the Options. If an optionee retires or becomes permanently disabled, his Options will become exercisable in full and his ISOs will expire on the earlier of (1) the fixed expiration date of the ISO or (2) (a) three months after the termination of employment (in the case of retirement) or (b) twelve months after the termination of employment (in the case of permanent disability) and his NQSOs will expire on the earlier of (1) the fixed expiration date or (2) (a) twelve months after the date of termination of employment (in the case of permanent disability) and (b) twelve months after the date of death (in the case of retirement). In addition, if the Company or its shareholders enter into one or more agreements to dispose of all or substantially all of the assets of the Company or 50% or more of the outstanding capital stock of the Company by means of a sale, merger, reorganization or liquidation in one or a series of related transactions, an optionee's right to exercise his Options will be accelerated.

  Option Exercise Price

     The exercise price of each Option will be determined by the Committee and may not be less than the fair market value of a common share on the grant date. For purposes of the 1997 Plan, the fair market value of the Company's common shares on a particular date will be the closing sale price of the common shares as shown on the New York Stock Exchange on that date. On March 15, 1999, the fair market value of the Company's common shares was $9.1875. An ISO granted to a 10% shareholder must have an exercise price at least equal to 110% of the fair market value of a common share on the grant date.

  Payment of Exercise Price

     Payment of the exercise price may be made in cash or by check and, if permitted by the Committee, by exchange of already-owned common shares, or a combination of common shares and cash or check. Each Option will provide for the satisfaction of all tax withholding requirements applicable to the exercise of the Option. In addition, each restricted share award will provide for the satisfaction of all tax withholding requirements applicable to the issuance or lapse of restrictions on transfer of the restricted shares. The award holder may transfer already-owned common shares or have common shares withheld to satisfy applicable tax withholding requirements.

  Stock Appreciation Rights

     The Committee may, in its discretion, grant an SAR, either alone or in conjunction with any Option granted under the 1997 Plan. An SAR granted in conjunction with an Option may be granted at the time the Option is granted or, in the case of NQSOs, at a later date with respect to an existing NQSO. If an SAR granted in conjunction with an Option is exercised, the obligation of the Company with respect to the related Option will be discharged by payment of the exercised SAR. No SAR granted in conjunction with an Option may exceed the difference between 100% of the fair market value on the date of exercise of the common shares subject to the Option surrendered by the optionee, and the aggregate exercise price of those common shares. The Committee may provide for the payment of an SAR in cash or in common shares valued at fair market value as of the date of exercise, or in any combination of cash and common shares.

  Restricted Shares

     Restricted share awards consist of common shares transferred to eligible employees, without other payment therefor (other than the payment of the par value of the common shares if required by applicable law), as additional compensation for their services to the Company or one of its subsidiaries. Restricted share awards will be subject to the terms and conditions set by the Committee including restrictions on the sale or other disposition of the common shares and rights of the Company to acquire the common shares upon termination of the employee's employment within specified periods. Subject to any other restrictions imposed by the Committee, the common shares covered by a restricted share award may not be sold or transferred until six months after the grant date.

  Amendment and Termination

     The Board of Directors of the Company may terminate, amend or modify the 1997 Plan in whole or in part. However, the Board may not amend the 1997 Plan, without shareholder approval, if shareholder approval is required to satisfy the requirements of (a) Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"); (b) the Code; or (c) any securities exchange on which the Company's common shares are then listed.

FEDERAL INCOME TAX MATTERS

     Based on current provisions of the Code and the existing regulations thereunder, the anticipated federal income tax consequences in respect of Awards granted under the 1997 Plan are as described below. The following discussion is not intended to be a complete statement of applicable law and is based upon the federal income tax laws as in effect on the date hereof.

  ISOs

     An optionee who is granted an ISO does not recognize taxable income either on the date of grant or on the date of exercise. However, upon the exercise of an ISO, the difference between the fair market value of the common shares received and the exercise price is a tax preference item potentially subject to the alternative minimum tax. However, on the later sale or other disposition of the common shares, generally only the difference between the fair market value of the common shares on the exercise date and the amount realized on the sale or disposition is includable in alternative minimum taxable income.

     Upon disposition of common shares acquired upon the exercise of an ISO, capital gain or loss is generally recognized in an amount equal to the difference between the amount realized on the sale or disposition and the exercise price. However, if the optionee disposes of the common shares within two years of the date of grant or within one year from the date of the issuance of the common shares to the optionee (a "Disqualifying Disposition"), then the optionee will recognize ordinary income, as opposed to capital gain, at the time of disposition. In general, the amount of ordinary income recognized will be equal to the lesser of (i) the amount of gain realized on the disposition, or
(ii) the difference between the fair market value of the common shares received on the date of exercise and the exercise price. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending upon the period of time the common shares have been held.

     The Company is not entitled to a tax deduction upon either the exercise of an ISO or the disposition of common shares acquired upon exercise, except to the extent that an optionee recognizes ordinary income in a Disqualifying Disposition.

     If the holder of an ISO pays the exercise price, in whole or in part, with already-owned common shares, the exchange should not effect the ISO tax treatment of the exercise. Upon such exchange, and except for Disqualifying Dispositions, no gain or loss is recognized by the optionee upon delivering already-owned common shares to the Company for payment of the exercise price. The common shares received by the optionee, equal in number to the already-owned common shares exchanged therefor, will have the same basis and holding period for capital gain purposes as the already-owned common shares. The optionee, however, will not be able to use the prior holding period for the purpose of satisfying the ISO statutory holding period requirements. Common shares received by the optionee in excess of the number of already-owned common shares will have a basis of zero and a holding period which commences as of the date the common shares are transferred to the optionee upon exercise of the ISO. If the exercise of an ISO is effected using common shares previously acquired through the exercise of an ISO, the exchange of such already-owned common shares will be considered a disposition of those common shares for the purpose of determining whether a Disqualifying Disposition has occurred.

  NQSOs

     An optionee receiving an NQSO does not recognize taxable income on the date of grant of the NQSO, provided that the NQSO does not have a readily ascertainable fair market value at the time it is granted. In general, the optionee must recognize ordinary income at the time of exercise of the NQSO in the amount of the difference between the fair market value of the common shares of the Company on the date of exercise and the exercise price. The ordinary income recognized will constitute compensation for which tax withholding generally will be required. The amount of ordinary income recognized by an optionee will be deductible by the Company in the year that the optionee recognizes the income if the Company complies with the applicable withholding requirements.

     If the sale of the common shares could subject the optionee to liability under Section 16(b) of the Exchange Act, the optionee generally will recognize ordinary income only on the date that the optionee is no longer subject to that liability in an amount equal to the fair market value of the common shares on that date less the exercise price. Nevertheless, the optionee may elect under
Section 83(b) of the Code within 30 days of the date of exercise to recognize ordinary income as of the date of exercise, without regard to the restrictions of Section 16(b).

     Common shares acquired upon exercise of an NQSO will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized, and the holding period for the common shares generally will begin on the date of exercise or other relevant date. Upon subsequent disposition of the common shares, the optionee will recognize long-term capital gain or loss if the optionee has held the common shares for more than one year prior to disposition, or short-term capital gain or loss if the optionee has held the common shares for one year or less.

     If an optionee pays the exercise price of an NQSO, in whole or in part, with already-owned common shares, the optionee will recognize ordinary income in the amount by which the fair market value of the common shares received exceeds the exercise price. The optionee will not recognize gain or loss upon delivering the already-owned common shares to the Company. Common shares received by an optionee, equal in number to the already-owned common shares exchanged therefor, will have the same basis and holding period as the already-owned common shares. Common shares received by an optionee in excess of the number of already-owned common shares will have a basis equal to the fair market value of the additional common shares as of the date ordinary income is recognized. The holding period for the additional common shares will commence as of the date of exercise or other relevant date.

  SARs

     The holder of an SAR is not taxed upon the grant of the SAR. Rather, an SAR holder will generally be taxed on the exercise date, at ordinary income tax rates, on the amount of cash received and the fair market value of any common shares received. However, if the sale of common shares could subject an SAR holder to liability under Section 16(b) of the Exchange Act, that person generally will not recognize ordinary income with respect to the common shares until he is no longer subject to liability, at which time he will recognize ordinary income in an amount equal to the fair market value of the common shares on such date. Nevertheless, the holder of an SAR may elect under Section 83(b) of the Code within 30 days of the exercise date to recognize ordinary income as of the exercise date, without regard to the Section 16(b) restriction. The amount of ordinary income recognized by the holder of an SAR will be deductible by the Company in the year the SAR holder recognizes income.

  Restricted Share Awards

     An employee who is granted a restricted share award will not be taxed upon the acquisition of the common shares so long as his interest in the common shares is subject to a substantial risk of forfeiture. Upon lapse or release of the restrictions, the employee will be taxed at ordinary income tax rates on an amount equal to either the current fair market value of the common shares (in the case of lapse or termination) or the sale price (in the case of a sale), less any consideration paid for the common shares. The Company will be entitled to a corresponding deduction. The basis of restricted shares held after lapse or termination of restrictions will be equal to their fair market value on the date of lapse or termination of restrictions, and upon subsequent disposition, any further gain or loss will be long-term or short-term capital gain or loss, depending upon the length of time the common shares are held.

     An employee who is granted a restricted share award may elect under Section 83(b) of the Code to be taxed at ordinary income tax rates on the full fair market value of the restricted shares at the time of issuance (less any consideration paid). The basis of the common shares will be equal to the fair market value at that time. If the election is made, no tax will be payable upon the subsequent lapse or release of the restrictions, and any gain or loss upon disposition will be a capital gain or loss.

  Other Matters

     The 1997 Plan is intended to comply with Section 162(m) of the Code with respect to Options and SARs granted thereunder. Upon approval of the proposed amendment of the 1997 Plan by the shareholders, Options and SARs granted under the 1997 Plan covering the additionally authorized common shares will qualify as performance-based compensation, as defined in Code Section 162(m) and the regulations promulgated thereunder. As such, any income attributable to those Options and SARs will not be subject to the deduction limit of Code Section 162(m).

RECOMMENDATION AND VOTE

     The Board of Directors of the Company unanimously recommends that the shareholders vote for the proposal to approve the amendment of the 1997 Plan to increase the common shares available thereunder from 450,000 to 900,000. Unless otherwise directed, the persons named in the enclosed proxy card will vote the common shares represented by all proxies received prior to the Annual Meeting, and not properly revoked, in favor of the proposal to approve the amendment of the 1997 Plan.

     SHAREHOLDER APPROVAL OF THE AMENDMENT OF THE 1997 PLAN WILL REQUIRE THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE COMPANY'S COMMON SHARES PRESENT IN PERSON OR BY PROXY. ABSTENTIONS AND BROKER NON-VOTES ARE COUNTED AS PRESENT; THE EFFECT OF AN ABSTENTION OR A BROKER NON-VOTE IS THE SAME AS A "NO" VOTE ON THE PROPOSAL.

                              INDEPENDENT AUDITORS

     The Company engaged KPMG LLP as its independent auditors to audit its consolidated financial statements for the 1998 fiscal year. KPMG LLP, together with its predecessor Peat, Marwick, Mitchell & Co., has served as independent auditors for the Company since 1966. The Company's Audit Committee will make its selection of the Company's independent auditors for the 1999 fiscal year at its next meeting, which will be held after the Annual Meeting.

     The Board of Directors expects that representatives of KPMG LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                 SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Proposals of shareholders intended to be presented at the 2000 Annual Meeting of Shareholders must be received by the Company no later than November 30, 1999, to be included in the Company's proxy, notice of meeting and proxy statement relating to that Annual Meeting. Upon receipt of any proposal, the Company will determine whether or not to include the proposal in the proxy statement and proxy in accordance with applicable rules and regulations promulgated by the SEC.

     The SEC has promulgated rules relating to the exercise of discretionary voting authority pursuant to proxies solicited by the Company's Board of Directors. If a shareholder intends to present a proposal at the 2000 Annual Meeting of Shareholders and does not notify the Company of the proposal by February 13, 2000, the proxies solicited by the Company's Board of Directors for use at the 2000 Annual Meeting may be voted on the proposal without discussion of the proposal in the Company's proxy statement for that Annual Meeting.

     In each case, written notice must be given to the Secretary of the Company, whose name and address are: Richard L. Burrell, Secretary, R. G. Barry Corporation, 13405 Yarmouth Road N.W., Pickerington, Ohio 43147.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors knows of no business to be presented for action by the shareholders at the 1999 Annual Meeting of Shareholders other than as set forth in this Proxy Statement. However, if any other matter is properly presented at the Annual Meeting, or at any adjournment(s) thereof, it is intended that the persons named in the enclosed proxy may vote the common shares represented by such proxy on such matters in accordance with their best judgment in light of the conditions then prevailing.

     It is important that proxies be completed and returned promptly; therefore, shareholders who do not expect to attend the Annual Meeting in person are urged to fill in, sign and return the enclosed proxy in the self-addressed envelope furnished herewith.

                                          By Order of the Board of Directors,
                                          Gordon Zacks Signature
                                          Gordon Zacks,
                                          Chairman of the Board, President
                                            and Chief Executive Officer

March 29, 1999

                                                                         ANNEX A

                            R. G. BARRY CORPORATION
                           1997 INCENTIVE STOCK PLAN
                          (AS PROPOSED TO BE AMENDED)

                                     PART I
                                    GENERAL

L. PURPOSE

     The purpose of this R. G. Barry Corporation 1997 Incentive Stock Plan (the "Plan") is to advance the interests of R. G. Barry Corporation or any adopting successor thereto (the "Company") and its present and future subsidiaries and to enhance the value of the shareholders' investment in the Company by encouraging key employees to acquire or increase and retain a financial interest in the Company and thereby encourage the key employees to remain in the employment of the Company and its subsidiaries and to put forth maximum efforts for the success of the Company. In addition, the Plan is intended to enable the Company and its subsidiaries to compete effectively for the services of potential employees by furnishing an additional incentive to join the employment of the Company and its subsidiaries.

2. ADMINISTRATION OF THE PLAN

     (a) Committee. The Plan shall be administered by a committee (the "Committee") of at least three persons which shall be either the Compensation Committee of the Board of Directors or such other committee comprised entirely of (i) "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision, and the regulations and rulings thereunder; and (ii) "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule or regulation, as the Board of Directors of the Company may from time to time designate.

     (b) Authority of the Committee. The Committee shall have full power and authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the power and authority specifically granted to it under the Plan or necessary or advisable, in the sole and absolute discretion of the Committee, to the administration of the Plan including, without limitation, the authority to: select from among eligible employees those persons to whom options, stock appreciation rights or restricted share awards may be granted pursuant to the Plan; fix the terms and provisions and restrictions of any option, stock appreciation right or restricted share award granted under the Plan; grant options, stock appreciation rights and restricted share awards; interpret and construe any provision of the Plan or of any option, stock appreciation right or restricted share award granted hereunder; make all required or appropriate determinations under the Plan or any option, stock appreciation right or restricted share award granted hereunder; adopt, amend and rescind such rules and regulations relating to the Plan as the Committee shall determine in its discretion, subject to the express provisions of the Plan; and make all other determinations deemed by it necessary or advisable for the administration of the Plan. All decisions and designations made by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive with respect to all interested parties.

     (c) Vacancies, etc. The Board of Directors shall fill all vacancies, however caused, in the Committee. The Board of Directors may from time to time appoint additional members to the Committee, and may at any time remove one or more Committee members and substitute others. One member of the Committee shall be selected by the Board of Directors to serve as chairman of the Committee. The Committee shall hold its meetings at such times and places as it shall deem advisable. All determinations of the Committee shall be made by a majority of its members. The Committee may appoint a secretary and make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings.

     (d) Indemnification. Each person who is or shall have been a member of the Committee or of the Board of Directors shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of judgment in any such action, suit or proceeding against him; provided that he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's Articles of Incorporation or Regulations, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or hold him harmless.

3. ELIGIBILITY

     (a) General. All full-time employees of the Company, including those who are officers or directors, are eligible to receive options, stock appreciation rights and restricted share awards pursuant to the Plan if selected as a participant; provided, however, that members of the Committee may not participate in the Plan. More than one option, stock appreciation right or restricted share award may be granted to an employee.

     (b) Factors. In determining the employees to whom options, stock appreciation rights and/or restricted share awards are to be granted under the Plan, the Committee shall consider such factors as it deems pertinent in selecting such employees and in determining the type and amount of their respective awards, including, without limitation: (a) the financial condition of the Company and its subsidiaries; (b) anticipated profits for the current or future years; (c) contributions of the employees to the profitability and development of the Company and its subsidiaries; and (d) other compensation provided to employees of the Company.

     (c) No Other Rights. Nothing contained in the Plan, nor any option, stock appreciation right or restricted share award granted pursuant to the Plan, shall confer upon any employee any right to continue in the employment of the Company nor limit in any way the right of the Company to terminate the employment of any employee at any time.

4. SHARES SUBJECT TO THE PLAN

     (a) The shares for which options, stock appreciation rights and restricted share awards may be granted under the Plan shall consist of 900,000 Common Shares, par value $1.00 per share (the "Common Shares"), of the Company; provided, however, that whatever number of said Common Shares is not issued pursuant to the exercise of options, stock appreciation rights and restricted share awards at the time of any stock split, stock dividend or other change in the Company's capitalization shall be appropriately and proportionately adjusted to reflect such stock split, stock dividend or other change in capitalization.

     (b) Common Shares subject to the Plan may be, at the discretion of the Board of Directors, either authorized and unissued Common Shares or Common Shares reacquired by the Company and held as treasury shares.

     (c) If any outstanding option or stock appreciation right under the Plan for any reason expires or is terminated without having been exercised in full or surrendered in full in connection with the exercise of a stock appreciation right, the Common Shares allocable to the unexercised portion of such option or stock appreciation right shall (unless the Plan shall have been terminated) become available for subsequent grants of options, stock appreciation rights and restricted share awards under the Plan. If any Common Shares issued pursuant to a restricted share award under the Plan are forfeited to the Company or otherwise acquired by the Company, such Common Shares shall become available for subsequent grants of options, stock appreciation rights and restricted share awards under the Plan.

5. EFFECTIVE DATE AND TERMINATION OF PLAN

     The Plan was approved by the affirmative vote of the Board of Directors and became effective on February 20, 1997; provided, however, that, if the Plan is not approved by the shareholders of the Company within twelve (12) months following such adoption, the Plan and all outstanding options, stock appreciation rights and restricted shares, if any, shall be deemed null and void and shall be of no force or effect. No options or stock appreciation rights granted under the Plan may be exercised and no restricted share award shall become vested prior to approval of the Plan by the shareholders of the Company. The Plan shall terminate upon the earlier of (i) February 19, 2007; or (ii) the date on which all Common Shares available for issuance under the Plan have been issued pursuant to restricted share awards or the exercise of options or stock appreciation rights granted hereunder or with respect to which payments have been made upon the exercise of a stock appreciation right or other rights; or
(iii) the determination of the Board that the Plan shall terminate. No options, stock appreciation rights or restricted share awards may be granted under the Plan after such termination date, provided that the options, stock appreciation rights and restricted share awards granted and outstanding on such date shall continue to have force and effect in accordance with the provisions of the documents evidencing such options, stock appreciation rights and restricted share awards.

6. AMENDMENT OF THE PLAN

     The Board of Directors may from time to time amend or modify or make such changes in and additions to this Plan as it may deem desirable, without further action on the part of the shareholders of the Company except as such shareholder approval may be required (a) to satisfy the requirements of Rule 16b-3 under the Exchange Act, or any successor rule or regulation; (b) to satisfy applicable requirements of the Code; or (c) to satisfy applicable requirements of any securities exchange on which are listed any of the Company's equity securities. No such action to amend the Plan shall reduce the then-existing number of options, stock appreciation rights or restricted shares granted to any employee or adversely change the terms and conditions thereof without such employee's consent.

7. NOTICES

     Each notice relating to this Plan shall be in writing and delivered in person or by first class or certified mail to the proper addressee. Each notice shall be deemed to have been given on the date it is received. Each notice to the Committee shall be addressed as follows:

                                    R. G. Barry Corporation
                                    13405 Yarmouth Road N.W.
                                    Pickerington, Ohio 43147
                                    Attention: Secretary

     Each notice to a holder of options, stock appreciation rights or restricted shares (or other person or persons then entitled to exercise an option or stock appreciation right) shall be addressed to the holder (or such other person or persons), at the holder's address set forth in the Company's current personnel records. Anyone to whom a notice may be given under this Plan may designate, in writing, a new address by notice to that effect.

8. DEFINITIONS

     (a) The term "Code," when used in this Plan, shall mean the Internal Revenue Code of 1986, as amended, or any successor provision.

     (b) The term "subsidiary," when used in this Plan, shall have the meaning set forth in Section 424 of the Code.

                                    PART II
            OPTIONS, STOCK APPRECIATION RIGHTS AND RESTRICTED SHARES

9. GRANT OF OPTIONS, STOCK APPRECIATION RIGHTS OR RESTRICTED SHARES

     (a) To the extent not inconsistent with the provisions of this Plan, the Committee shall fix the terms and provisions and restrictions of options and stock appreciation rights, including the number of Common Shares to be subject to each option or stock appreciation right, the dates on which options or stock appreciation rights may be fully or partially exercised, the minimum period (if any) during which the same must be held until exercisable and the expiration dates thereof. In addition, to the extent not inconsistent with the provisions of this Plan, the Committee shall fix the terms and conditions of restricted share awards, as described in Section 9(f) of the Plan. During the period in which this Plan remains in effect, no person shall be granted options, stock appreciation rights and/or restricted shares under this Plan covering, in the aggregate, more than 100,000 Common Shares, subject to adjustments upon changes in capitalization. Options, stock appreciation rights and restricted shares granted hereunder shall be evidenced by a written agreement (an "Agreement") between the employee and the Committee. The Agreement shall contain such terms, conditions and limitations as provided by the Committee, but shall also be subject to the provisions of this Section 9 and other applicable Sections of
Part II of this Plan.

     (b) It is intended that certain options granted pursuant to this Plan shall constitute incentive stock options within the meaning of Section 422 of the Code ("Incentive Stock Options"). Non-qualified stock options may also be granted under this Plan in accordance with the Plan's terms and conditions. An eligible employee may be granted Incentive Stock Options, non-qualified stock options or both, but only on the terms and subject to the restrictions set forth in this Plan.

     (c) Notwithstanding anything in this Plan to the contrary, no person shall be eligible to receive an Incentive Stock Option if, at the time of grant, such person owns of record and beneficially more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, then outstanding and entitled to vote; provided, however, that the foregoing limitation shall not apply if the option price at the time the option is granted is at least one hundred ten percent (110%) of the fair market value (as defined in Section 9(e) of this Plan) of the Common Shares subject to the option on the date of grant of the option and the option term is not more than five (5) years. Further, the aggregate fair market value (determined at the time the option is granted) of the Common Shares with respect to which Incentive Stock Options are exercisable for the first time by the option holder during any calendar year (under all stock option plans of the Company) shall not exceed One Hundred Thousand Dollars ($100,000).

     (d) Subject to the exception set forth in Section 9(c) of this Plan, the purchase price of the Common Shares covered by each option shall not be less than one hundred percent (100%) of the fair market value of such Common Shares on the date of grant of such option.

     (e) The fair market value of Common Shares on a particular date shall be the closing sale price for the Company's Common Shares as reported on any securities exchange on which the Company's Common Shares may be listed on such date or, if no such sale occurred on that date, then for the next preceding date on which a sale was made. If the Common Shares should be no longer listed on a securities exchange, the fair market value shall be determined by the Committee. Subject to the foregoing, the Committee, in fixing the purchase price, shall have full authority and discretion and be fully protected in doing so.

     (f) To the extent not inconsistent with the terms of this Plan, the Committee may grant restricted share awards to employees who are eligible to participate in the Plan. Restricted share awards will consist of Common Shares transferred to an employee who is eligible to participate in the Plan without other payment therefor (other than the payment of the par value of such Common Shares if required by applicable law) as additional compensation for his or her services to the Company or one of its subsidiaries. Restricted share awards shall be subject to such terms and conditions as the Committee determines appropriate including, without limitation, restrictions on the sale or other disposition of such shares and rights of the Company to reacquire such shares upon termination of the employee's employment within specified periods. Subject to such other restrictions as are imposed by the Committee, the Common Shares covered by a restricted share award granted to an eligible employee under the Plan may be sold or otherwise disposed of only after six (6) months from the grant date of the award.

     (g) An option, stock appreciation right or restricted share award granted hereunder shall provide as determined by the Committee for appropriate arrangements for the satisfaction by the Company and the holder of all federal, state, local or other income, excise or employment taxes or tax withholding requirements applicable to the issuance or lapse of restrictions on transfer of restricted shares or the exercise of any option or stock appreciation right or the later disposition of the Common Shares or other property acquired upon exercise thereof and all such additional taxes or amounts as determined by the Committee in its discretion, including, without limitation, the right of the Company to receive transfers of Common Shares or other property from such holder or to deduct or withhold in the form of cash or shares from any transfer or payment to such holder, in such amount or amounts deemed required or appropriate by the Committee in its sole and absolute discretion.

     (h) The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected option holder or option holders, the cancellation of any or all outstanding options granted under the Plan and the grant in substitution therefor of new options under the Plan (subject to the limitations hereof) covering the same or different numbers of Common Shares at an option price per share in all events not less than the fair market value of the Common Shares on the new grant date (as determined under Section 9(e)).

10. NOTICE OF GRANT OF OPTION, STOCK APPRECIATION RIGHT OR RESTRICTED SHARE
AWARD

     Upon the granting of any option, stock appreciation right or restricted share award to an employee, the Committee shall promptly cause such employee to be notified of the fact of such grant. The date on which an option, stock appreciation right or restricted share award shall be granted shall be the date of the Committee's authorization of such grant or such later date as may be determined by the Committee at the time such grant is authorized, subject to satisfaction of any conditions the Committee may place on the effectiveness of the grant.

11. ADJUSTMENTS AND CHANGES IN THE COMMON SHARES

     (a) In the event that the Common Shares as presently constituted shall be changed into or exchanged for a different kind of shares or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of such shares shall be increased through the payment of a stock dividend, then except as otherwise provided in Section 12 hereof, there shall be substituted for or added to each share of the Company theretofore appropriated or thereafter subject or which may become subject to an option or other award under this Plan, the number and kind of shares or other securities into which each outstanding share of the Company shall be so changed, or for which each such share shall be exchanged, or to which the holder of each such share shall be entitled, as the case may be. Outstanding options or other awards under this Plan shall also be appropriately amended as to price and other terms as may be necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding shares of the Company, or of any shares or other securities into which such shares shall have been changed, or for which they shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in any option or other award theretofore granted under the Plan or which may be granted under the Plan, such adjustment shall be made in accordance with such determination. Fractional shares resulting from any adjustment pursuant to this Section 11 shall be rounded down to the nearest whole number of shares.

     (b) Notwithstanding the foregoing, any and all adjustments in connection with an Incentive Stock Option shall comply in all respects with Sections 422 and 424 of the Code and the regulations promulgated thereunder.

     (c) Notice of any adjustment shall be given by the Company to each holder of an option or other award under this Plan which shall have been so adjusted, provided that such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan and any instrument or agreement issued thereunder.

12. ACCELERATION OF AWARDS

     (a) In the event that the Company or its shareholders enter into one or more agreements to dispose of all or substantially all of the assets or fifty percent or more of the outstanding capital stock of the Company by means of sale (whether as a result of a tender offer or otherwise), merger, reorganization or liquidation in one or a series of related transactions (each, an "Acceleration Event"), then each option and stock appreciation right outstanding under the Plan shall become exercisable during the fifteen days immediately prior to the scheduled consummation of the Acceleration Event with respect to the full number of Common Shares for which such option or stock appreciation right has been granted. Upon consummation of the Acceleration Event, all outstanding options and stock appreciation rights, whether or not accelerated, shall terminate and cease to be exercisable, unless assumed by the successor corporation or parent thereof.

     (b) Subject to the six month holding requirement of Section 9(f) and unless otherwise provided in the Agreement pursuant to which the restricted shares are granted, in the event an Acceleration Event (as defined in Section 12(a)) shall occur, all terms and conditions of the restricted share awards shall be deemed satisfied as of the date of the Acceleration Event, including all restrictions on transfer of the restricted shares.

     (c) The grant of options, stock appreciation rights or restricted share awards under this Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

13. STOCK APPRECIATION RIGHTS

     (a) The Committee may, in its sole and absolute discretion, grant a stock appreciation right (an "SAR"), either alone or in conjunction with any option granted under the Plan. An SAR granted in conjunction with an option may be granted at the time said option is granted or (in the case of options other than Incentive Stock Options) at a later date during the term of the option with respect to an existing option (except as otherwise provided in Section 5 of this Plan).

     (b) An option holder who is granted an SAR may exercise the SAR by oral or written notice to the Company, stating the number of Common Shares with respect to which the SAR is being exercised, to the extent that said SAR is then exercisable. Any oral notice of exercise of said SAR shall be confirmed in writing in all cases no later than the date of payment to the option holder. In the event of the exercise of an SAR granted in conjunction with an option, the obligation of the Company in respect of the option to which the SAR relates (or such portion thereof) shall be discharged by payment of the SAR so exercised.

     (c) The Agreement evidencing any SAR granted hereunder shall set forth the method of computation and form of payment of the SAR and such other terms and conditions as determined by the Committee in its discretion or as otherwise required by this Plan, provided that no SAR granted in conjunction with an option shall exceed the difference between one hundred percent (100%) of the then fair market value (as determined under Section 9(e)) on the date of exercise of the Common Shares subject to the option or portion thereof surrendered by the option holder, and the aggregate option exercise price of such Common Shares. Without limiting the generality of the foregoing, the Committee may provide for the payment of an SAR in cash or in Common Shares valued at fair market value as of the date of exercise, or in any combination thereof as determined by the Committee.

     (d) Notwithstanding any contrary provision hereof: (i) each SAR shall expire upon its stated maturity date or, in the case of an SAR granted in conjunction with an option, upon the expiration of the option to which such SAR relates, and each SAR granted in conjunction with an option shall be exercisable only to the extent the option to which such SAR relates is then exercisable (further subject to such additional conditions and restrictions as may be imposed by the Committee), and (ii) in the case of any SAR related to an Incentive Stock Option granted hereunder, said SAR shall be exercisable only when the then fair market value of the Common Shares subject to the option (or portion thereof) surrendered by the option holder exceeds the exercise price of such option (or such portion thereof).

     (e) References in this Plan to the term "option" shall, where appropriate, include an SAR.

14. ADDITIONAL PROVISIONS

     Any Agreements authorized under the Plan shall contain such other provisions as the Committee and the Board of Directors of the Company shall deem advisable which are not inconsistent with the terms herein stated. All Incentive Stock Option Agreements shall contain such limitations and restrictions upon the exercise of the option governed thereby as shall be necessary in order that such option will be an "incentive stock option" as defined in Section 422 of the Code, or to conform to any change in the applicable law, rulings or regulations.

15. EXERCISE OF OPTIONS

     Each option granted under this Plan shall be exercisable on such date or dates and during such period and for such number of Common Shares as shall be determined pursuant to the terms of the Agreement evidencing such option. An option may be exercised by notice given to the Committee in such form as the Committee shall require. No fractions of a Common Share may be purchased by an option holder upon exercising his option, and to the extent that the use of fractional or percentage computations would otherwise give rise to the right of the option holder to purchase a fraction of a Common Share, the total Common Shares subject to exercise shall be adjusted down to the nearest whole number.

16. EXERCISE AFTER TERMINATION OF EMPLOYMENT

     (a) Except as otherwise provided in the Plan, an option holder's options
(i) are exercisable only while the option holder is in the employment of the Company and then only if the options have become exercisable by their terms, and
(ii) if not exercisable by their terms at the time the option holder ceases to be in the employment of the Company, shall immediately expire on the date of termination of employment.

     (b) Except as otherwise provided in this Section 16, any option holder's option which is exercisable by its terms at the time the option holder ceases to be in the employment of the Company must be exercised on or before the earlier of three (3) months after the date of termination of employment or the fixed expiration date of such option after which period such option shall expire. If an option holder is terminated for willful, deliberate or gross misconduct (such as, for example, dishonesty), however, all options granted to such option holder shall, to the extent not previously exercised, expire immediately upon such termination.

     (c) In the event of the death of an option holder (i) while in the employment of the Company or (ii) within three (3) months after his termination of employment other than for willful, deliberate or gross misconduct, each of that option holder's unexercised options (whether or not then exercisable by their terms) shall become immediately exercisable by his estate for a period ending on the earlier of the fixed expiration date of such option or twelve months after the date of death, after which period such option shall expire. For purposes hereof, the estate of an option holder shall be defined to include the legal representatives thereof or any person who has acquired the right to exercise an option by reason of the death of the option holder.

     (d) In the case of any options, other than Incentive Stock Options, in the event of the termination of employment by reason of the permanent disability (as defined below) of the option holder, each of that option holder's unexercised options (whether or not then exercisable by their terms) shall become exercisable for a period ending on the earlier of the fixed expiration date of such option or twelve months from the date of termination of employment, after which period such option shall expire. For purposes of this Section 16(d), "permanent disability" shall be deemed to be the inability of the option holder to perform the duties of his job with the Company because of a physical or mental disability as evidenced by the opinion of a Company-approved doctor of medicine licensed to practice medicine in the United States of America.

     (e) In the case of any options, other than Incentive Stock Options, in the event of the normal retirement of the option holder, each of that option holder's unexercised options (whether or not then exercisable by its terms) granted to that option holder on or before his 65th birthday shall become immediately exercisable for a period ending on the earlier of the fixed expiration date of such option or twelve months after the date of death, after which period such option shall expire. Also, in the event of the normal retirement of the option holder, each of that option holder's unexercised options, other than Incentive Stock Options (whether or not then exercisable by its terms) granted to that option holder after his 65th birthday and held for a period of at least twelve consecutive months of active employment with the Company after the date of grant shall become immediately exercisable for a period ending on the earlier of the fixed expiration date of such option or twelve months after the date of death, after which period such option shall expire. For purposes of this Section 16(e), retirement shall be deemed to be "normal retirement" if the option holder is at least 65 years of age and has completed at least five consecutive years of employment with the Company at the date of retirement.

     (f) In the case of Incentive Stock Options, in the event of the termination of employment by reason of the permanent disability or the normal retirement of the option holder (as defined in Sections 16(d) and (e), respectively, above), each Incentive Stock Option then held by the option holder shall become exercisable and terminate on the earlier of the period ending three months after the termination of employment or the fixed expiration date of such option; provided, however, that, if such termination of employment occurs by reason of "disability" within the meaning of Section 22(e)(3) of the Code, said three-month period shall be extended to twelve months.

17. PAYMENT FOR COMMON SHARES

     Common Shares which are subject to an option shall be transferred only upon exercise of the option in whole or in part and upon full payment of the purchase price for the Common Shares as to which the option is exercised. The option price shall be payable upon exercise of the option in United States dollars in cash (including check, bank draft or money order). If permitted by the Committee, the option price may also be paid (a) by delivery of Common Shares of the Company already owned by the option holder, or (b) by delivery of a combination of Common Shares and cash. Any Common Shares delivered to the Company in payment of the option price shall be valued at their fair market value (as defined in Section 9(e) of this Plan) on the date of delivery. An employee to whom an option or stock appreciation right has been granted shall have none of the rights of a shareholder with respect to the Common Shares to be acquired until such Common Shares are issued to him.

18. TERMINATION OF OPTION OR STOCK APPRECIATION RIGHT

     Each option and stock appreciation right shall terminate in any event no later than ten (10) years from the date of grant except as provided in Section 9(c) of this Plan.

19. ASSIGNABILITY

     With the permission of the Committee, a person who has been granted a non-qualified stock option (that is, a stock option that is not an Incentive Stock Option) under the Plan, may transfer such option to a revocable inter vivos trust as to which the option holder is the settlor or may transfer such a stock option to a "Permissible Transferee." A Permissible Transferee shall be defined as any member of the immediate family of the option holder, any trust, whether revocable or irrevocable, solely for the benefit of members of the option holder's immediate family, or any partnership whose only partners are members of the option holder's immediate family. Any such transferee of a non-qualified stock option shall remain subject to all of the terms and conditions applicable to such non-qualified stock option and subject to the rules and regulations prescribed by the Committee. A non-qualified stock option may not be retransferred by a Permissible Transferee except by will or the laws of descent and distribution and then only to another Permissible Transferee. Other than as described above, an option, stock appreciation right or restricted share award granted under the Plan may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the employee to whom granted, may be exercised only by him, his guardian or legal representative.

20. LAWS AND REGULATIONS

     (a) The Plan and all options, stock appreciation rights and restricted share awards granted pursuant to it are subject to all laws and regulations of any governmental authority which may be applicable thereto, and notwithstanding any provisions of this Plan or the options, stock appreciation rights or restricted share awards granted hereunder, the holder of an option, a stock appreciation right or restricted share award shall not be entitled to exercise such option, stock appreciation right or restricted share award, nor shall the Company be obligated to issue any Common Shares or pay any cash under the Plan to the holder, if such exercise, issuance or payment shall constitute a violation by the holder or the Company of any provisions of any such law or regulation.

     (b) The Company, in its discretion, may postpone the issuance and delivery of Common Shares upon any exercise of an option or the grant of a restricted share award until completion of any stock exchange listing or registration or other qualification of such Common Shares under any state or federal law, rule or regulation as the Company may consider appropriate; and may require any person exercising an option or receiving a restricted share award to make such representations and furnish such information as it may consider appropriate in connection with the issuance of the Common Shares in compliance with applicable law.

     (c) Common Shares issued and delivered upon exercise of an option or stock appreciation right or pursuant to a restricted share award shall be subject to such restrictions on trading, including appropriate legending of certificates to that effect, as the Company, in its discretion, shall determine are necessary to satisfy applicable legal requirements and obligations.

21. USE OF PROCEEDS

     The proceeds received by the Company from the sale of Common Shares pursuant to the options or other awards granted under this Plan shall be used for general corporate purposes.

22. EXPENSES

     The expenses of the Plan shall be borne by the Company.

                             R. G. BARRY CORPORATION
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 13, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned holder(s) of common shares of R. G. Barry Corporation (the "Company") hereby constitutes and appoints Gordon Zacks and Richard L. Burrell, or either of them, the Proxy or Proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of the Company to be held on Thursday, May 13, 1999, at the Company's executive offices, 13405 Yarmouth Road N.W., Pickerington, Ohio, at 2:30 P.M., local time, and any adjournment(s) thereof, and to vote all of the common shares which the undersigned is entitled to vote at such Annual Meeting or at any adjournment(s) thereof:

         WHERE A CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF THE COMPANY AND FOR PROPOSAL NO. 2. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

         All proxies previously given or executed by the undersigned are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the May 13, 1999 meeting and Annual Report to Shareholders for the fiscal year ended January 2, 1999.

                             R. G. BARRY CORPORATION
                             P.O. BOX 11152
                             NEW YORK, NY 10203-0152


            (Continued, and to be executed and dated on other side.)

       1.       ELECTION OF DIRECTORS

       [  ]     FOR all nominees  [ ]  WITHHOLD AUTHORITY        [ ] *EXCEPTIONS
                listed below           to vote for all nominees
                                         listed below

NOMINEES:     Gordon Zacks     Christian Galvis         Roger E. Lautzenhiser

*(INSTRUCTION:    TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK
                  THE "EXCEPTIONS" BOX AND STRIKE A LINE THROUGH THAT NOMINEE'S
                  NAME.)


         2. APPROVAL OF AMENDMENT TO R. G. BARRY CORPORATION 1997 INCENTIVE STOCK PLAN TO INCREASE THE NUMBER OF COMMON SHARES AVAILABLE THEREUNDER FROM 450,000 TO 900,000 COMMON SHARES.

                  [ ] FOR             [ ]  AGAINST               [ ] ABSTAIN


         3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF.


                                    Address Change  [ ]
                                    Mark Here


                                    Please sign exactly as your name appears hereon. When common shares are registered in two names, both shareholders should sign. When signing as attorney, executor, administrator, guardian or trustee, please give full title as such. If shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If shareholder is a partnership or other entity, please sign in entity name by authorized person. (Please note any change of address on this proxy.)

                                     Dated:_____________________________, 1999

                                     ----------------------------------------
                                     Signature of Shareholder(s)

                                     -----------------------------------------
                                     Signature of Shareholder(s)


   PLEASE FILL IN, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.


Votes must be indicated (X) in Black or Blue ink. [X]